Filed Pursuant to Rule 424(b)(3)
Registration No.: 333-280176

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission and are not offers to sell nor solicitations of offers to buy these securities in any jurisdiction where such offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus Supplement, dated July 16, 2025

Preliminary Prospectus Supplement
(to Prospectus dated June 27, 2024)

Common Shares
          Pre-Funded Warrants to Purchase            Common Shares

We are offering            of our common shares, without par value (“Common Shares”) and, in lieu of Common Shares to certain investors that so choose,           pre-funded warrants to purchase an aggregate of           Common Shares (the “Pre-Funded Warrants”). The purchase price of each Pre-Funded Warrant will equal the price per share at which each Common Share is sold to the public in this offering, minus $0.0001, which is the exercise price of each Pre-Funded Warrant. The Pre-Funded Warrants will not have an expiration date and will be immediately exercisable. The public offering price for each Common Share is $        . This prospectus supplement also relates to the offering of Common Shares issuable upon exercise of the Pre-Funded Warrants. The Common Shares and Pre-Funded Warrants are being sold on a “reasonable best efforts” basis. See “Plan of Distribution.”

Our Common Shares trade on the Nasdaq Global Market under the symbol “NB.” On July 16, 2025, the last reported sale price of our Common Shares on the Nasdaq Global Market was $3.99 per Common Share. There is no established trading market for the Pre-Funded Warrants and we do not expect a market to develop. In addition, we do not intend to list the Pre-Funded Warrants on any national securities exchange or any other nationally recognized trading system.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement and on page 2 of the accompanying prospectus, and the documents incorporated by reference herein and therein.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We have engaged Maxim Group LLC (the “Placement Agent”) to act as our exclusive placement agent in connection with this offering. The Placement Agent has agreed to use its reasonable best efforts to solicit offers for the securities offered by this prospectus supplement and accompanying prospectus. The Placement Agent does not have any obligation to sell any specific number or dollar amount of the securities being offered hereby, nor are we requiring any minimum purchase or sale of any specific number of securities in order for us to consummate this offering and there are no arrangements to place the funds in an escrow, trust, or similar account. The Placement Agent is not purchasing or selling any of the securities we are offering. We have agreed to pay the Placement Agent the commissions set forth in the table below. See “Plan of Distribution” beginning on page S-25 of this prospectus supplement for more information regarding these arrangements.

	Per Common Share	Per Pre-Funded Warrant	Total(2)
Public offering price	$	$	$
Placement Agent fees(1)	$	$	$
Proceeds, before expenses, to us	$	$	$

(1)	We have agreed to pay the Placement Agent a cash placement commission equal to 7.00% of the aggregate proceeds from the sale of the Common Shares and the Pre-Funded Warrants sold in this offering to the investors. The Company has agreed to reimburse the Placement Agent for certain expenses incurred in connection with this offering. See “Plan of Distribution” for additional disclosure regarding the Placement Agent’s compensation.
(2)	Reflects actual amounts.

The securities are expected to be delivered on or about           , 2025, subject to satisfaction of customary closing conditions.

Sole Placement Agent

Maxim Group LLC

The date of this prospectus supplement is           , 2025.

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TABLE OF CONTENTS

Prospectus Supplement

Prospectus

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About This Prospectus Supplement

On June 13, 2024, we filed with the SEC a registration statement on Form S-3. The registration statement was declared effective on June 27, 2024.

This prospectus supplement describes the specific terms of the securities we are offering and adds to, and updates, information in the accompanying prospectus and the documents incorporated by reference herein and therein. If there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference into it or into this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

Documents incorporated by reference herein include industry and market data and other information that we have obtained from, or which is based upon, market research, independent industry publications or other publicly available information. Any such data and other information is subject to change based on various factors, including those described in this prospectus supplement and the accompanying prospectus under the heading “Risk Factors” and under Item 1A. “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, which is incorporated herein by reference.

We have not authorized anyone to provide you with different information from the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus that we may provide you. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, any document incorporated by reference, or any free writing prospectus is accurate as of any date, other than the date mentioned on the cover page of these documents. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

Unless we state otherwise or the context otherwise requires, the terms “we,” “us,” “our,” “our business,” “NioCorp,” “the Company” and similar references refer to NioCorp Developments Ltd. and its consolidated subsidiaries.

This prospectus supplement and the accompanying prospectus contain our registered and unregistered trademarks and service marks, as well as trademarks and service marks of third parties. Solely for convenience, these trademarks and service marks are referenced without the ®, ™ or similar symbols, but such references are not intended to indicate, in anyway, that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and service marks. All brand names, trademarks and service marks appearing in this prospectus supplement and the accompanying prospectus are the property of their respective holders.

Where You Can Find More Information

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus supplement and the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement of which this prospectus supplement and the accompanying prospectus are a part or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. You may obtain copies of the registration statement and its exhibits via the SEC’s EDGAR database.

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. You may obtain documents that we file with the SEC at www.sec.gov.

We make available, free of charge, on our website at www.niocorp.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. We do not incorporate the information on or accessible through any website into this prospectus supplement or the accompanying prospectus, and you should not consider any information on, or that can be accessed

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through, any website as part of this prospectus supplement and the accompanying prospectus. Our website address and the SEC’s website address are included in this prospectus supplement and the accompanying prospectus as inactive textual references only.

Incorporation of Documents By Reference

SEC rules permit us to incorporate information by reference into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, except for information superseded by information contained in this prospectus supplement and the accompanying prospectus itself or in any subsequently filed incorporated document. This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that we have previously filed with the SEC, other than information in such documents that is deemed to be furnished and not filed. These documents contain important information about us and our business and financial condition. Any report or information within any of the documents referenced below that is furnished, but not filed, shall not be incorporated by reference into this prospectus supplement and the accompanying prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended June 30, 2024, filed with the SEC on September 23, 2024;
●	our Quarterly Reports on Form 10-Q for the quarterly period ended September 30, 2024, filed with the SEC on November 13, 2024, for the quarterly period ended December 31, 2024, filed with the SEC on February 7, 2025, and for the quarterly period ended March 31, 2025, filed with the SEC on May 8, 2025;
●	our Current Reports on Form 8-K, filed with the SEC on September 4, 2024, September 11, 2024, October 3, 2024, November 5, 2024 (items 1.01 and 8.01 and related exhibits only), December 30, 2024, January 6, 2025, January 13, 2025, January 31, 2025 (items 1.01 and 8.01 and related exhibits only), February 19, 2025, March 20, 2025, and April 21, 2025 (items 1.01 and 8.01 and related exhibits only); and
●	a description of our Common Shares, contained in our Registration Statement on Form 8-A, filed with the SEC on March 17, 2023, and any subsequently filed amendments and reports filed for the purpose of updating that description.

We also incorporate by reference any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished to, rather than filed with, the SEC) prior to the termination of the offering of the securities made by this prospectus supplement and the accompanying prospectus. Information in such future filings updates and supplements the information provided in this prospectus supplement and the accompanying prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number below:

NioCorp Developments Ltd.
7000 South Yosemite Street, Suite 115
Centennial, Colorado 80112
Phone: (720) 334-7066

Those copies will not include exhibits, unless the exhibits have specifically been incorporated by reference in this document or you specifically request them.

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Prospectus Supplement Summary

This summary highlights selected information appearing in this prospectus supplement. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the information set forth in the section entitled “Risk Factors” contained in this prospectus supplement and the accompanying prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus. You should also carefully read the information incorporated by reference into this prospectus supplement and the accompanying prospectus, including our consolidated financial statements and related notes and the exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part, before making an investment decision. This prospectus supplement and the accompanying prospectus include forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.”

About the Company

NioCorp Developments Ltd.

NioCorp is developing the Elk Creek Project (as defined below) located in southeast Nebraska. The “Elk Creek Project” is a development-stage property that has disclosed niobium, scandium, and titanium reserves and resources and disclosed rare earth mineral resources. The Company is continuing technical and economic studies around the rare earths contained in the Elk Creek Project’s mineral resource in order to determine whether extraction of rare earth elements can be reasonably justified and economically viable after taking into account all relevant factors. Niobium has developing applications in the formulation of solid-state lithium-ion batteries, which may reduce charging times and increase battery safety. Niobium is used to produce various superalloys that are extensively used in high performance aircraft and jet turbines. It also is used in high-strength, low-alloy steel, a stronger steel used in automobiles, bridges, structural systems, buildings, pipelines, and other applications that generally increases strength and/or reduces weight, which can result in environmental benefits, including reduced fuel consumption and material usage and fewer air emissions. Scandium can be combined with aluminum to make high-performance alloys with increased strength and improved corrosion resistance. Scandium also is a critical component of advanced solid oxide fuel cells, an environmentally preferred technology for high-reliability, distributed electricity generation. Titanium is a component of various superalloys and other applications that are used for aerospace applications, weapons systems, protective armor, medical implants, and many others. It also is used in pigments for paper, paint, and plastics. Rare earths are critical to electrification and decarbonization initiatives and can be used to manufacture the strongest permanent magnets commercially available.

Our primary business strategy is to advance our Elk Creek Project to commercial production. We are focused on obtaining additional funds to carry out our near-term planned work programs associated with securing the project financing necessary to complete mine development and construction of the Elk Creek Project.

Recent Developments

Release of Fiscal Year Preliminary Results

On July 11, 2025, we provided our preliminary financial results for the fiscal year ended June 30, 2025.

Selected financial results expectations for the periods include:

●	Loss for the fiscal year ended June 30, 2025 of $16.7 million, or $0.35 per share, compared to a loss for the fiscal year ended June 30, 2024 of $11.4 million, or $0.31 per share.

Our preliminary results for the fiscal year ended June 30, 2025 are preliminary and are unaudited and subject to change and adjustment as we prepare our audited consolidated financial statements for the fiscal year ended June 30, 2025.

The preliminary results included herein have been prepared by, and are the responsibility of, our management. Our independent registered public accounting firm, Deloitte & Touche LLP, has not audited, reviewed, compiled or performed any procedures with respect to this preliminary financial information and, accordingly, Deloitte & Touche LLP does not express an opinion or any other form of assurance with respect thereto. Further, our former independent registered public accounting firm, BDO USA, P.C., has not audited, reviewed, compiled or performed any procedures with respect to this preliminary financial information and, accordingly, BDO USA, P.C. does not express an opinion or any other form of assurance with respect thereto.

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Warrant Exercises

Since July 11, 2025, the Company has issued an aggregate of 308,077 Common Shares upon the exercise of Common Share purchase warrants by existing holders. As of July 15, 2025, there are 58,799,273 Common Shares outstanding.

Corporate Information

Our Common Shares trade on the Nasdaq Global Market under the symbol “NB.” The public NioCorp Assumed Warrants (as defined herein) trade on the Nasdaq Capital Market under the symbol “NIOBW.” Our principal executive office is located at 7000 South Yosemite Street, Suite 115, Centennial, CO 80112, and our telephone number is (720) 334-7066. Our website address is www.niocorp.com. This website address is not intended to be an active link. Information on, or accessible through, our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and you should not consider any information on, or that can be accessed from, our website as part of this prospectus supplement and the accompanying prospectus.

The Offering

Common Shares Offered by this Prospectus Supplement	common shares, without par value, of the Company (“Common Shares”).
Pre-Funded Warrants Offered by this Prospectus Supplement	We are also offering, in lieu of Common Shares to certain investors that so choose, pre-funded warrants to purchase an aggregate of Common Shares (the “Pre-Funded Warrants”). The purchase price of each Pre-Funded Warrant will equal the price per share at which each Common Share is sold to the public in this offering, minus $0.0001, which is the exercise price of each Pre-Funded Warrant. This prospectus supplement also relates to the offering of the shares of our common stock issuable upon exercise of the pre-funded warrants.
Common Shares Outstanding Prior to this Offering(1)	58,799,273 Common Shares (as of July 15, 2025).
Common Shares Outstanding After this Offering(1)	Common Shares.
Use of Proceeds

We estimate that the net proceeds from the sale of the Common Shares and the Pre-Funded Warrants that we are offering, after deducting the Placement Agent commissions and estimated offering expenses but before giving effect to the exercise of any Pre-Funded Warrants, will be approximately $           .

We expect to use the net proceeds from this offering for working capital and general corporate purposes, including to advance our efforts to launch construction of the Elk Creek Project and move it to commercial operation. See “Use of Proceeds.”

Dividend Policy	We have not paid dividends on our Common Shares and do not intend to pay dividends in the foreseeable future.
Trading Market

Our Common Shares trade on the Nasdaq Global Market under the symbol “NB.”

There is no established trading market for the Pre-Funded Warrants and we do not expect a market to develop. In addition, we do not intend to list the Pre-Funded Warrants on any national securities exchange or any other nationally recognized trading system.

Risk Factors	See “Risk Factors” beginning on page S-4 of this prospectus supplement, on page 2 of the accompanying prospectus and in the documents incorporated by reference herein and therein for a discussion of factors you should consider before investing in our securities.

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(1)	Does not include:

●	Common Shares issuable upon exercise of any Pre-Funded Warrants offered hereby;
●	Common Shares issuable upon exercise of outstanding stock options under the NioCorp Developments Ltd. Long-Term Incentive Plan, as amended (the “LTIP”);
●	Common Shares reserved for future issuance under the LTIP;
●	Common Shares issuable in respect of the commitment amount under the Standby Equity Purchase Agreement, dated January 26, 2023 (the “Yorkville Equity Facility Financing Agreement”), between the Company and YA II PN, Ltd. (“Yorkville”), a fund managed by Yorkville Advisors Global, LP;
●	an aggregate of 7,325,627 Common Shares issuable under certain conditions upon exchange of shares of Class B common stock of the Company’s subsidiary, Elk Creek Resources Corp. (“ECRC”);
●	an aggregate of 17,519,864 Common Shares issuable upon exercise of NioCorp Assumed Warrants;
●	an aggregate of 11,918,231 Common Shares issuable upon exercise of other outstanding Common Share purchase warrants with a weighted-average exercise price of approximately $2.18;
●	an aggregate of 1,063,462 Common Shares issuable upon exercise of pre-funded warrants issued on April 21, 2025 (the “April Pre-Funded Warrants”);
●	Common Shares issued since March 31, 2025, including 6,952,350 Common Shares issued in connection with the Company’s underwritten registered direct offering that closed on April 21, 2025; and

●	3,752,492 Common Shares issued under the Yorkville Equity Facility Financing Agreement.

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Risk Factors

Investing in our Common Shares involves a high degree of risk. Before making a decision to invest in our Common Shares, you should carefully consider the risks described below and under the heading “Risk Factors” in the accompanying prospectus, and discussed under Part I, Item 1A. “Risk Factors” contained in our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus supplement and the accompanying prospectus in their entirety, together with other information in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein. See the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference.” Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition or results of operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in our Common Shares.

Risks Related to this Offering

Our Common Share price may be volatile and as a result you could lose all or part of your investment.

In addition to volatility associated with equity securities in general, the value of your investment could decline due to the impact of any of the following factors upon the market price of the Common Shares:

●	disappointing results from our exploration and/or, if warranted, project development efforts;
●	decline in demand for Common Shares;
●	downward revisions in securities analysts’ estimates or changes in general market conditions;
●	technological innovations by competitors or in competing technologies;
●	investor perception of our industry or our prospects; and
●	general economic trends.

In the last twelve months, the trading price of our stock on the Nasdaq Global Market has ranged from a low of $1.27 to a high of $4.33.

In addition, stock markets in general have experienced extreme price and volume fluctuations, and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of the Common Shares. As a result, you may be unable to sell any Common Shares you acquire at a desired price.

Sales of Common Shares in this offering could adversely affect prevailing market prices for the Common Shares, and you may experience immediate and substantial dilution.

If all of the Common Shares offered by this prospectus supplement were issued and outstanding, they would represent a substantial percentage of our public float and of our outstanding Common Shares. As of July 15, 2025, and after giving effect to this offering, the Common Shares offered by this prospectus supplement would represent approximately           % of the total number of outstanding Common Shares (not including: Common Shares issuable upon exercise of the Pre-Funded Warrants offered hereby; Common Shares issuable upon exercise of outstanding stock options, or reserved for future issuance, under the LTIP; Common Shares issuable in respect of the commitment amount pursuant to the Yorkville Equity Facility Financing Agreement; and Common Shares issuable upon conversion, exercise or exchange of other outstanding securities, as described herein). In addition, if all of the Pre-Funded Warrants offered by this prospectus supplement are exercised, the Common Shares offered by this prospectus supplement would represent an even higher percentage of the total number of outstanding Common Shares. Accordingly, the sale of the Common Shares offered by this prospectus supplement, or the perception that such sales may occur, could result in a significant decline in the public trading price of our Common Shares.

In addition, because the price per share of our Common Shares being offered by this prospectus supplement may be higher than the book value per share of our Common Shares, investors in this offering may suffer immediate and substantial dilution in the net tangible book value of the Common Shares purchased in this offering. If all of the Pre-Funded Warrants offered by this prospectus

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supplement are exercised, further dilution in the net tangible book value of the Common Shares purchased in this offering could occur. See the section entitled “Dilution” below for a more detailed discussion of the dilution investors may incur in this offering.

Future sales, or the perception of future sales, of Common Shares by existing shareholders or by us, or future dilutive issuances of Common Shares by us, or future exercises or exchanges of outstanding warrants to purchase Common Shares or securities exchangeable for Common Shares, could adversely affect prevailing market prices for the Common Shares and cause investors to suffer dilution in their net book value per Common Share.

Sales of a substantial number of Common Shares in the public market could occur at any time, including issuances and sales of additional Common Shares by us and sales by other security holders. These sales, or the market perception that the holders of a large number of Common Shares or securities convertible, exercisable, or exchangeable into Common Shares intend to sell Common Shares, could reduce the prevailing market price of the Common Shares. The effect, if any, that future public sales of these securities or the availability of these securities for sale will have on the market price of the Common Shares is uncertain. If the market price of the Common Shares were to drop as a result, this might impede our ability to raise additional capital and might cause remaining shareholders to lose all or part of their investment.

The Articles of NioCorp, as amended in connection with the 2023 Transactions (as defined below), permit us to issue an unlimited number of Common Shares. Subject to the requirements of the Business Corporations Act (British Columbia) and The Nasdaq Stock Market LLC (“Nasdaq”), we will not be required to obtain the approval of the NioCorp shareholders for the issuance of additional Common Shares. We have issued Common Shares in the past and will continue to issue Common Shares to finance our activities in the future. In addition, outstanding warrants to purchase Common Shares or securities exchangeable for Common Shares may be exercised or exchanged, resulting in the issuance of additional Common Shares, including, without limitation, an aggregate of 17,519,864 Common Shares issuable upon exercise of NioCorp Assumed Warrants, an aggregate of 1,063,462 Common Shares issuable upon exercise of the April Pre-Funded Warrants, an aggregate of 12,947,757 Common Shares issuable upon exercise of other outstanding warrants and an aggregate of 7,325,627 Common Shares issuable under certain conditions upon exchange of shares of Class B common stock of ECRC. If the prevailing price of our Common Shares exceeds the exercise prices of our outstanding warrants to purchase Common Shares, holders of such warrants may exercise those warrants for Common Shares, which could cause investors to suffer dilution in their net book value per Common Share.

If we issue additional Common Shares or decide to enter into joint ventures with other parties in order to raise financing through the sale of equity securities, investors’ interests in the Company will be diluted and investors may suffer dilution in their net book value per Common Share depending on the price at which such securities are sold.

Additionally, pursuant to the Yorkville Equity Facility Financing Agreement, Yorkville has committed to purchase up to an additional $46.9 million of our Common Shares, at our direction from time to time during the remainder of the commitment period, subject to certain limitations and the satisfaction of the conditions in the Yorkville Equity Facility Financing Agreement. We have filed a registration statement under the Securities Act covering resales by Yorkville of the Common Shares issuable pursuant to the Yorkville Equity Facility Financing Agreement. Accordingly, any Common Shares that we issue pursuant to the Yorkville Equity Facility Financing Agreement will be available for sale into the public market, subject to applicable securities laws, which could reduce the prevailing market price for the Common Shares.

Our management will have broad discretion over the use of the proceeds we receive in this offering and might not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion to use the net proceeds from this offering, and we may not apply the net proceeds of this offering in ways that increase the value of your investment. Pending their use, we intend to invest the net proceeds from this offering in marketable securities that may include investment-grade interest-bearing securities, money market accounts, certificates of deposit, commercial paper and guaranteed obligations of the U.S. government. These investments may not yield a favorable return to our shareholders. If we do not invest or apply the net proceeds from this offering in ways that enhance shareholder value, we may fail to achieve expected financial results, which could cause our share price to decline.

We are subject to the continued listing criteria of the Nasdaq and our failure to satisfy these criteria may result in delisting of the Common Shares.

Our Common Shares are currently listed on the Nasdaq Global Market under the symbol “NB”. The public NioCorp Assumed Warrants are currently listed on the Nasdaq Capital Market under the symbol “NIOBW.” Nasdaq has rules for continued listing. In

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order to maintain the listings, we must maintain certain financial and share distribution targets, including maintaining a minimum number of public shareholders.

If Nasdaq delists the Common Shares, investors may face material adverse consequences, including, but not limited to, a lack of a trading market for the Common Shares, reduced liquidity, a determination that our Common Shares are a “penny stock,” decreased analyst coverage of the Company, and an inability for us to obtain additional financing to fund our operations.

NioCorp may be a “passive foreign investment company” for the current taxable year and for one or more future taxable years, which may result in materially adverse U.S. federal income tax consequences for U.S. investors.

If NioCorp is a passive foreign investment company (“PFIC”) for any taxable year, or portion thereof, that is included in the holding period of a U.S. Holder (as defined in “Certain United States Federal Income Tax Considerations,” below) of Common Shares or Pre-Funded Warrants, such U.S. Holder may be subject to certain adverse U.S. federal income tax consequences and additional reporting requirements. NioCorp believes that it was classified as a PFIC for its taxable years ended June 30, 2025 and June 30, 2024 and, based on the current composition of its income and assets, as well as current business plans and financial expectations, may be classified as a PFIC for its current and future taxable years. Any conclusion regarding PFIC status is a factual determination that must be made annually at the close of each taxable year and, thus, is subject to change. In addition, even if NioCorp concluded it did not qualify as a PFIC, it is possible that the U.S. Internal Revenue Service (the “IRS”) could assert, and that a court could sustain, a determination that NioCorp is a PFIC. Accordingly, there can be no assurance that NioCorp will not be treated as a PFIC for any taxable year. Each holder of Common Shares or Pre-Funded Warrants should consult its own tax advisors regarding the PFIC rules and the U.S. federal income tax consequences of the acquisition, ownership, and disposition of such securities. See “Certain United States Federal Income Tax Considerations” below, for further details regarding this issue.

The 2023 Transactions could result in NioCorp becoming subject to materially adverse U.S. federal income tax consequences.

Section 7874 and related sections of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), provide for certain adverse tax consequences when the stock of a U.S. corporation is acquired by a non-U.S. corporation in certain transactions in which former shareholders of the U.S. corporation come to own 60% or more of the stock of the non-U.S. corporation (by vote or value, and applying certain specific counting and ownership rules). These adverse tax consequences include (i) potential additional required gain recognition by the U.S. corporation, (ii) treatment of certain payments to the non-U.S. corporation that reduce gross income as “base erosion payments,” (iii) an excise tax on certain options and stock-based compensation of the U.S. corporation, (iv) disallowance of “qualified dividend” treatment for distributions by the non-U.S. corporation, and (v) if former shareholders of the U.S. corporation come to own 80% or more of the stock of the non-U.S. corporation, treatment of the non-U.S. corporation as a U.S. corporation subject to U.S. federal income tax on its worldwide income (in addition to any tax imposed by non-U.S. jurisdictions). If the transactions contemplated by the Business Combination Agreement (as defined herein) that closed in March 2023, including, among others, the GXII Transaction (as defined herein) and the Yorkville Equity Facility Financing Agreement (the “2023 Transactions”) result in the application of any of these, or any other, adverse tax consequences, NioCorp could incur significant additional tax costs. While NioCorp currently does not believe the 2023 Transactions will cause such adverse tax consequences as a result of Section 7874 and related sections of the Code, this determination is subject to significant legal and factual uncertainty. NioCorp has not sought and will not seek any rulings from the IRS as to the tax treatment of any of the 2023 Transactions. Further, there can be no assurance that your tax advisor, the IRS, or a court, will agree with the position that NioCorp is not subject to these adverse tax consequences.

If our Common Shares are considered a penny stock and are subject to the penny stock rules, broker-dealers may be discouraged from effecting transactions in Common Shares.

Our Common Shares have in the past, and may in the future, be considered a “penny stock.” The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Applicable penny stock rules impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors.” The term “accredited investor” refers generally to institutions with assets in excess of $5.0 million or individuals with a net worth in excess of $1.0 million or annual income exceeding $200,000 or $300,000, jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the

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broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. If and when applicable, these disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the Common Shares. Consequently, these penny stock rules may affect the ability of broker-dealers to trade in the Common Shares.

There is currently no public market for the Pre-Funded Warrants offered hereby and there is no guarantee that the Pre-Funded Warrants will be listed on any stock exchange.

There is currently no public market for the Pre-Funded Warrants offered hereby and there can be no assurance that an active public market will develop or be sustained after completion of the offering. We do not intend to list the Pre-Funded Warrants for trading on any securities exchange. In the event a public market for the Pre-Funded Warrants does not develop or cannot be sustained, it is not possible to predict the price at which the Pre-Funded Warrants will trade in the secondary market or whether such market will be liquid or illiquid. To the extent the Pre-Funded Warrants are exercised, the number of Pre-Funded Warrants outstanding will decrease, resulting in diminished liquidity for such remaining outstanding Pre-Funded Warrants. A decrease in the liquidity of the Pre-Funded Warrants may cause, in turn, an increase in the volatility associated with the price of the Pre-Funded Warrants. To the extent that the Pre-Funded Warrants are or become illiquid, an investor may have to exercise the Pre-Funded Warrants to realize value.

Investors will have no rights as a shareholder with respect to their Pre-Funded Warrants until they exercise their Pre-Funded Warrants and acquire our Common Shares.

Until you acquire Common Shares upon exercise of your Pre-Funded Warrants, you will have no rights with respect to the Common Shares underlying such Pre-Funded Warrants. Upon exercise of your Pre-Funded Warrants, you will be entitled to exercise the rights of a shareholder only as to matters for which the record date occurs after the exercise date.

We will not receive significant additional funds upon the exercise of the Pre-Funded Warrants being offered.

Each Pre-Funded Warrant may be exercised by way of a cashless exercise, meaning that the holder may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of Common Shares determined according to the formula set forth in the Pre-Funded Warrant. Accordingly, we may not receive any additional funds upon the cashless exercise of the Pre-Funded Warrants or if the Pre-Funded Warrants altogether are not exercised at all. In addition, the Pre-Funded Warrants have an exercise price of $0.0001 per Common Share, and as a result we will not receive significant additional funds upon their exercise even if not a cashless exercise.

Significant holders or beneficial holders of our Common Shares may not be permitted to exercise Pre-Funded Warrants that they hold.

Holders of the Pre-Funded Warrants will not be entitled to exercise any portion of any Pre-Funded Warrant which, upon giving effect to such exercise, would cause the aggregate number of Common Shares beneficially owned by the holder (together with its affiliates) to exceed a specified percentage of the number of Common Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. As a result, you may not be able to exercise your Pre-Funded Warrants for Common Shares at a time when it would be financially beneficial for you to do so. In such circumstance, you could seek to sell your Pre-Funded Warrants to realize value, but you may be unable to do so in the absence of an established trading market for the Pre-Funded Warrants.

We have never paid dividends on the Common Shares.

We have not paid dividends on the Common Shares to date, and we may not be in a position to pay dividends for the foreseeable future. Our ability to pay dividends with respect to the Common Shares will depend on our ability to successfully develop one or more properties and generate earnings from operations. Further, our initial earnings, if any, will likely be retained to finance our operations. Any future dividends on Common Shares will depend upon our earnings, our then-existing financial requirements, and other factors, and will be at the discretion of our Board.

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This offering is being conducted on a “reasonable best efforts” basis.

The Placement Agent is offering the Common Shares on a “reasonable best efforts” basis, and the Placement Agent is under no obligation to purchase any securities for its own account. The Placement Agent is not required to sell any specific number or dollar amount of Common Shares in this offering but will use its best efforts to sell the securities offered in this prospectus supplement. As a “reasonable best efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated. In addition, because purchasers in this offering may not enter into a securities purchase agreement, purchasers will have no contractual obligation to us to consummate their purchase at closing. Accordingly, your decision to invest in our securities in this offering should not be based on an expectation that we will ultimately consummate sales in any specified amount. We are not requiring any minimum purchase or sale of any specific number of securities in the offering for us to consummate sales with each purchaser.

Cautionary Note Regarding Forward-Looking Statements

This prospectus supplement, the accompanying prospectus and the other documents incorporated by reference into this prospectus supplement and the accompanying prospectus contain or may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and “forward-looking information” within the meaning of applicable Canadian securities legislation (collectively, “forward-looking statements”).

Forward-looking statements have been based upon our current business and operating plans, as approved by the Company’s Board of Directors, and may include statements regarding the amount and proposed use of the net proceeds from this offering; the size of the offering; the estimated expenses of this offering; the plan of distribution for this offering; the anticipated effect of this offering on the performance of the Company; the exercise of the Pre-Funded Warrants, if any, and the securities issuable thereupon; the anticipated benefits of the 2023 Transactions, including our ability to access the full amount of the expected net proceeds of the Yorkville Equity Facility Financing Agreement; our ability to receive a final commitment of financing from the Export-Import Bank of the United States (“EXIM”); anticipated benefits of the listing of the Common Shares on Nasdaq; our financial and business performance; our anticipated results and developments in our operations in future periods; our planned exploration and development activities; the adequacy of our financial resources; our ability to secure sufficient project financing to complete construction of the Elk Creek Project and move it to commercial operation, including the required financing to get to a final investment decision; our expectation and ability to produce niobium, scandium, and titanium and the potential to produce rare earth elements at the Elk Creek Project; our plans to produce and supply specific products and market demand for those products; the outcome of current recovery process improvement testing and the evaluation of the benefits and costs of electrifying the mine using Railveyor technology, and our expectation that such process and design improvements could lead to greater efficiencies and cost savings in the Elk Creek Project, including the twin ramp Railveyor mining design; the Elk Creek Project’s ability to produce multiple critical metals; the Elk Creek Project’s projected ore production and mining operations over its expected mine life; the completion of technical and economic analyses on the potential addition of magnetic rare earth oxides to our planned product suite; updating our technical report for the Elk Creek Project; statements with respect to the estimation of mineral resources and mineral reserves; the exercise of options to purchase additional land parcels; the execution of contracts with engineering, procurement and construction companies; the advancement of offtake discussions with potential customers; our ongoing evaluation of the impact of inflation, supply chain issues and geopolitical unrest on the Elk Creek Project’s economic model; and the creation of full time and contract construction jobs over the construction period of the Elk Creek Project.

Forward-looking statements are frequently, but not always, identified by words such as “expects,” “anticipates,” “believes,” “intends,” “estimates,” “potential,” “possible,” and similar expressions, or statements that events, conditions, or results “will,” “may,” “could,” or “should” (or the negative and grammatical variations of any of these terms) occur or be achieved. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions, or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect,” “is expected,” “anticipates” or “does not anticipate,” “plans,” “estimates,” or “intends,” or stating that certain actions, events, or results “may,” “could,” “would,” “might,” or “will” be taken, occur or be achieved) are not statements of historical fact and may be forward-looking statements. Forward-looking statements reflect material expectations and assumptions, including, without limitation, expectations and assumptions relating to: our ability to receive sufficient project financing for the construction and development of the Elk Creek Project on acceptable terms or at all; the future price of metals; the stability of the financial and capital markets; our ability to service future debt, if any, and meet the payment obligations thereunder; and current estimates and assumptions regarding the 2023 Transactions and their benefits. Such forward-looking statements reflect the Company’s current views with respect to future events and are subject to certain known and unknown risks, uncertainties, and assumptions. Many factors could cause actual results, performance, or achievements to be materially different from any future results, performance, or achievements that may be expressed

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or implied by such forward-looking statements, including, among others, risks related to the following: our ability to consummate this offering; our ability to use the net proceeds of this offering in a manner that will increase the value of shareholders’ investment; our ability to operate as a going concern; our requirement of significant additional capital; our ability to receive sufficient project financing for the construction of the Elk Creek Project on acceptable terms or at all; our ability to receive a final commitment of financing from EXIM, a grant from the U.S. Department of Defense or a debt guarantee from UK Export Finance on acceptable timelines, on acceptable terms, or at all; our ability to recognize the anticipated benefits of the 2023 Transactions, including our ability to access the full amount of the expected net proceeds under the Yorkville Equity Facility Financing Agreement; our ability to continue to meet Nasdaq listing standards; risks relating to the Common Shares, including price volatility, lack of dividend payments and dilution or the perception of the likelihood of any of the foregoing; the extent to which our level of indebtedness and/or the terms contained in agreements governing our indebtedness, if any, or the Yorkville Equity Facility Financing Agreement may impair our ability to obtain additional financing, on acceptable terms, or at all; covenants contained in agreements with our secured creditors that may affect our assets; our limited operating history; our history of losses; the material weaknesses in our internal control over financial reporting, our efforts to remediate such material weaknesses and the timing of remediation; the possibility that we may qualify as a PFIC under the Code; the potential that the 2023 Transactions could result in us becoming subject to materially adverse U.S. federal income tax consequences as a result of the application of Section 7874 and related sections of the Code; cost increases for our exploration and, if warranted, development projects; a disruption in, or failure of, our information technology systems, including those related to cybersecurity; equipment and supply shortages; variations in the market demand for, and prices of, niobium, scandium, titanium and rare earth products; current and future offtake agreements, joint ventures, and partnerships; our ability to attract qualified management; estimates of mineral resources and reserves; mineral exploration and production activities; feasibility study results; the results of metallurgical testing; the results of technological research; changes in demand for and price of commodities (such as fuel and electricity) and currencies; competition in the mining industry; changes or disruptions in the securities markets; legislative, political or economic developments, including changes in federal and/or state laws that may significantly affect the mining industry; trade policies and tensions, including tariffs; inflationary pressures; the impacts of climate change, as well as actions taken or required by governments related to strengthening resilience in the face of potential impacts from climate change; the need to obtain permits and comply with laws and regulations and other regulatory requirements; the timing and reliability of sampling and assay data; the possibility that actual results of work may differ from projections/expectations or may not realize the perceived potential of our projects; risks of accidents, equipment breakdowns, and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in development programs; operating or technical difficulties in connection with exploration, mining, or development activities; management of the water balance at the Elk Creek Project site; land reclamation requirements related to the Elk Creek Project; the speculative nature of mineral exploration and development, including the risks of diminishing quantities of grades of reserves and resources; claims on the title to our properties; potential future litigation; and our lack of insurance covering all of our operations.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein. This list is not exhaustive of the factors that may affect any of the Company’s forward-looking statements. Forward-looking statements are statements about the future and are inherently uncertain, and actual achievements of the Company or other future events or conditions may differ materially from those reflected in the forward-looking statements due to a variety of risks, uncertainties, and other factors, including without limitation those discussed in this prospectus supplement and the accompanying prospectus under the heading “Risk Factors” and under Part I, Item 1A. “Risk Factors” contained in our most recent Annual Report on Form 10-K, and Part II, Item 1A. “Risk Factors” contained in our subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto, which are incorporated by reference into this prospectus supplement and the accompanying prospectus in their entirety, together with other information in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein. See the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

The Company’s forward-looking statements contained in this prospectus supplement are based on the beliefs, expectations, and opinions of management as of the date of this prospectus supplement. The Company does not assume any obligation to update forward-looking statements if circumstances or management’s beliefs, expectations, or opinions should change, except as required by law. For the reasons set forth above, investors should not attribute undue certainty to, or place undue reliance on, forward-looking statements.

Use of Proceeds

We estimate that the net proceeds from the sale of the Common Shares and the Pre-Funded Warrants offered hereby, after deducting the Placement Agent commissions and estimated offering expenses payable by us but before giving effect to the exercise of any Pre-Funded Warrants, will be approximately $           ..

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We expect to use the net proceeds from this offering for working capital and general corporate purposes, including to advance our efforts to launch construction of the Elk Creek Project and move it to commercial operation.

Dilution

If you invest in our Common Shares and Pre-Funded Warrants in this offering, your interest will be diluted immediately to the extent of the difference between the offering price per Common Share (or Pre-Funded Warrant in lieu thereof) and the adjusted net tangible book value per Common Share after this offering.

Our net tangible book value as of March 31, 2025, was approximately $8.8 million, or $0.19 per Common Share, based upon the number of Common Shares outstanding as of that date. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of Common Shares outstanding. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of Common Shares in this offering and the net tangible book value per Common Share immediately after this offering.

After giving effect to the sale by us of            Common Shares at the offering price of $          per Common Share and           Pre-Funded Warrants at the offering price of $           per Pre-Funded Warrant and after deducting the Placement Agent commissions and estimated offering expenses payable by us but before giving effect to the exercise of any Pre-Funded Warrants, our as-adjusted net tangible book value as of March 31, 2025 would have been approximately           , or $          per Common Share. This represents an immediate increase in the net tangible book value of $          per Common Share to our existing shareholders and an immediate and substantial dilution in net tangible book value of $          per Common Share to new investors purchasing our Common Shares in this offering.

The following table illustrates this per Common Share dilution:

Offering price per Common Share (or Pre-Funded Warrant in lieu thereof at the public offering price less $0.0001)		$
Net tangible book value per Common Share as of March 31, 2025	$
Increase in net tangible book value per Common Share attributable to this offering	$
As adjusted net tangible book value per Common Share as of March 31, 2025, after giving effect to this offering		$
Dilution per Common Share to new investors purchasing Common Shares in this offering		$

The above discussion and table are based on 47,188,119 Common Shares outstanding as of March 31, 2025 and excludes the following securities:

●	Common Shares issuable upon exercise of any Pre-Funded Warrants offered hereby;
●	Common Shares issuable upon exercise of outstanding stock options under the LTIP;
●	Common Shares reserved for future issuance under the LTIP;
●	Common Shares issuable in respect of the commitment amount under the Yorkville Equity Facility Financing Agreement;
●	an aggregate of 7,325,627 Common Shares issuable under certain conditions upon exchange of shares of Class B common stock of ECRC;
●	an aggregate of 17,519,864 Common Shares issuable upon exercise of NioCorp Assumed Warrants;
●	an aggregate of 11,918,231 Common Shares issuable upon exercise of other outstanding Common Share purchase warrants with a weighted-average exercise price of approximately $2.18;
●	an aggregate of 1,063,462 Common Shares issuable upon exercise of the April Pre-Funded Warrants;
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●	Common Shares issued since March 31, 2025, including 6,952,350 Common Shares issued in connection with the Company’s underwritten registered direct offering that closed on April 21, 2025; and

●	3,752,492 Common Shares issued under the Yorkville Equity Facility Financing Agreement.

Description of Securities

Common Shares

The authorized capital of the Company consists of an unlimited number of Common Shares, without par value. The holders of Common Shares are entitled to receive notice of and attend all meetings of shareholders, with each Common Share held entitling the holder to one (1) vote on any resolution to be passed at such shareholder meetings. The holders of Common Shares are entitled to dividends if, as and when declared by the Company’s Board of Directors. The Common Shares are entitled, upon liquidation, dissolution, or winding up of the Company, to receive the remaining assets of the Company available for distribution to shareholders. There are no pre-emptive, conversion, or redemption rights attached to the Common Shares.

Exchange Controls

There are no governmental laws, decrees, or regulations in Canada that restrict the export or import of capital, including foreign exchange controls, or that affect the remittance of dividends, interest or other payments to non-resident holders of the securities of the Company, other than as discussed below and Canadian withholding tax. See “Certain Canadian Federal Income Tax Considerations for U.S. Residents” below.

Competition Act

Limitations on the ability to acquire and hold Common Shares may be imposed by the Competition Act (Canada). This legislation permits the Commissioner of Competition of Canada (the “Commissioner”) to review any acquisition of a significant interest in the Company. This legislation grants the Commissioner jurisdiction to challenge such an acquisition before the Canadian Competition Tribunal if the Commissioner believes that it would, or would be likely to, result in a substantial lessening or prevention of competition in any market in Canada.

Investment Canada Act

The Investment Canada Act subjects an acquisition of control of a Canadian business by a non-Canadian to government notification or review depending on whether the relevant financial threshold (based on enterprise value or asset value of the company), as calculated pursuant to the legislation, exceeds a threshold amount. A reviewable acquisition may not proceed unless the relevant minister is satisfied that the investment is likely to result in a net benefit to Canada. Under the national-security-review regime in the Investment Canada Act, review on a discretionary basis may also be undertaken by the federal government in respect of a broad range of investments by a non-Canadian. No financial threshold applies to a national security review. The relevant test is whether such investment by a non-Canadian could be “injurious to national security.”

Warrants

From time to time, the Company has outstanding Common Share purchase warrants, with each Common Share purchase warrant exercisable for one Common Share. The exercise price per Common Share and the number of Common Shares issuable upon exercise of Common Share purchase warrants is subject to adjustment upon the occurrence of certain events, including, but not limited to, the following:

●	the subdivision or re-division of the outstanding Common Shares into a greater number of Common Shares;
●	the reduction, combination or consolidation of the outstanding Common Shares into a lesser number of Common Shares;
●	the issuance of Common Shares or securities exchangeable for, or convertible into, Common Shares to all or substantially all of the holders of Common Shares by way of stock dividend or other distribution (other than a distribution of Common Shares upon the exercise of Common Share purchase warrants or any outstanding options);
●	the reorganization of the Company or the consolidation or merger or amalgamation of the Company with or into another corporate body; and
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●	a reclassification or other similar change to the outstanding Common Shares.

The Company will issue the Common Shares issuable upon exercise of Common Share purchase warrants within five business days following its receipt of notice of exercise and payment of the exercise price, subject to surrender of the Common Share purchase warrants. Prior to the exercise of any Common Share purchase warrants, holders of the Common Share purchase warrants will not have any of the rights of holders of the Common Shares issuable upon exercise, including the right to vote or to receive any payments of dividends on the Common Shares issuable upon exercise.

NioCorp Assumed Warrants

On March 17, 2023 (the “Closing Date”), the Company closed a series of transactions (the “GXII Transaction”) pursuant to the Business Combination Agreement, dated as of September 25, 2022 (the “Business Combination Agreement”), by and among the Company, GX Acquisition Corp. II, a Delaware corporation (“GXII”), and Big Red Merger Sub Ltd., a Delaware corporation and a direct, wholly owned subsidiary of the Company. In connection with the closing of the GXII Transaction (the “Closing”), pursuant to the Business Combination Agreement, the Company assumed GXII’s obligations under the Warrant Agreement, dated as of March 17, 2021 (the “GXII Warrant Agreement”), by and between GXII and Continental Stock Transfer & Trust Company (“CST”), as warrant agent, and each share purchase warrant of GXII thereunder (the “GXII Warrants”) that was issued and outstanding immediately prior to the Closing Date was converted into one Common Share purchase warrant (the “NioCorp Assumed Warrants”) pursuant to the GXII Warrant Agreement, as amended by an Assignment, Assumption and Amendment Agreement, dated the Closing Date (the GXII Warrant Agreement, as so amended, the “NioCorp Assumed Warrant Agreement”), among the Company, GXII, CST, as existing warrant agent, and Computershare Inc. and its affiliate Computershare Trust Company, N.A, together as successor warrant agent (the “NioCorp Assumed Warrant Agent”). In connection with the Closing, NioCorp issued (a) 9,999,959 public NioCorp Assumed Warrants in respect of the GXII Warrants that were publicly traded prior to the Closing and (b) 5,666,667 NioCorp Assumed Warrants to GX Sponsor II LLC (the “Sponsor”) in respect of the GXII Warrants that it held prior to the Closing, which NioCorp Assumed Warrants were subsequently distributed by the Sponsor to its members in connection with the Closing.

Both the public NioCorp Assumed Warrants and the NioCorp Assumed Warrants issued to the Sponsor are subject to the terms of the NioCorp Assumed Warrant Agreement and are identical, with certain exceptions applicable to the NioCorp Assumed Warrants issued to the Sponsor for so long as such NioCorp Assumed Warrants are held by the Sponsor, its members, or their respective affiliates and other permitted transferees. In accordance with the NioCorp Assumed Warrant Agreement, any NioCorp Assumed Warrants issued to the Sponsor that are held by someone other than the Sponsor, its members, or their respective affiliates and other permitted transferees, are treated as public NioCorp Assumed Warrants.

Each NioCorp Assumed Warrant is exercisable on and after April 16, 2023 until its expiration for 1.11829212 Common Shares at a price of $11.50 per 1.11829212 Common Shares (subject to adjustments for stock splits, stock dividends, reorganizations, recapitalizations and the like). Under the terms of NioCorp Assumed Warrant Agreement, for so long as the NioCorp Assumed Warrants issued to the Sponsor are held by the Sponsor, its members, or their respective affiliates and other permitted transferees, such holders have the right to elect to exercise those NioCorp Assumed Warrants on a cashless basis. For such NioCorp Assumed Warrants exercised on a cashless basis after the Closing, the holder will be entitled to pay the exercise price for those NioCorp Assumed Warrants by surrendering all or portion of the cash and/or Common Shares (valued at their fair market value) into which those NioCorp Assumed Warrants are exercisable as shall be elected by the holder. For this purpose, Common Shares so surrendered will be deemed to have a “fair market value” equal to the average reported last sale price of the Common Shares for the 10 trading days ending on the third trading day prior to the date of exercise of the applicable NioCorp Assumed Warrants.

The NioCorp Assumed Warrants will expire at 5:00 p.m., New York City time, on March 17, 2028 or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Common Shares pursuant to the exercise of a NioCorp Assumed Warrant and will have no obligation to settle such exercise unless a registration statement under the Securities Act with respect to the Common Shares underlying the NioCorp Assumed Warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations described below with respect to registration. No NioCorp Assumed Warrant will be exercisable and the Company will not be obligated to issue Common Shares upon exercise of a NioCorp Assumed Warrant unless Common Shares issuable upon such exercise have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the NioCorp Assumed Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a NioCorp Assumed Warrant, the holder of such NioCorp Assumed Warrant will not be entitled to exercise such NioCorp Assumed Warrant and such NioCorp Assumed Warrant may have no value and expire worthless. In no event will the Company be required to net cash settle any NioCorp Assumed Warrant.

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The NioCorp Assumed Warrants, and the underlying Common Shares issuable upon the exercise thereof, were registered under the Securities Act pursuant to the Company’s registration statement on Form S-4, originally filed on November 7, 2022, as subsequently amended, which was declared effective by the SEC on February 8, 2023. The ongoing registered offering of the Common Shares underlying the NioCorp Assumed Warrants is being conducted pursuant to the Company’s registration statement on Form S-3, originally filed on April 14, 2023, as subsequently post-effectively amended to convert such registration statement to Form S-1, which was declared effective on October 30, 2023.

The Company will have the right to call the public NioCorp Assumed Warrants for redemption at any time following the Closing Date:

●	in whole and not in part;
●	at a price of $0.01 per NioCorp Assumed Warrant;
●	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each public NioCorp Assumed Warrant holder;
●	if, and only if, the reported last sale price of the Common Shares equals or exceeds approximately $16.10 per share (subject to certain adjustments) for any 20 trading days within a 30-trading day period commencing once the NioCorp Assumed Warrants become exercisable and ending three business days before the Company sends the notice of redemption to the public NioCorp Assumed Warrant holders; and
●	if there is an effective registration statement covering the Common Shares issuable upon exercise of the NioCorp Assumed Warrants, and a current prospectus relating thereto, available throughout the 30-day redemption period.

The NioCorp Assumed Warrants issued to the Sponsor are not redeemable by the Company for so long as such NioCorp Assumed Warrants are held by the Sponsor, its members, or their respective affiliates or other permitted transferees. In addition, the Company may not exercise its redemption right if the issuance of Common Shares upon exercise of the NioCorp Assumed Warrants is not exempt from registration or qualification under applicable state blue sky laws or the Company is unable to effect such registration or qualification.

If the Company calls the public NioCorp Assumed Warrants for redemption as described above, the Company will have the option to require any holder that wishes to exercise its public NioCorp Assumed Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their public NioCorp Assumed Warrants on a “cashless basis,” the Company will consider, among other factors, its cash position, the number of NioCorp Assumed Warrants that are outstanding and the dilutive effect on the Company’s shareholders of issuing the maximum number of Common Shares issuable upon the exercise of the NioCorp Assumed Warrants. If the Company takes advantage of this option, all holders of public NioCorp Assumed Warrants would pay the exercise price by surrendering their NioCorp Assumed Warrants for that number of Common Shares equal to the quotient obtained by dividing (x) the product of the number of Common Shares underlying the public NioCorp Assumed Warrants, multiplied by the difference between the exercise price of the NioCorp Assumed Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Common Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of public NioCorp Assumed Warrants. If the Company takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of Common Shares to be received upon exercise of the NioCorp Assumed Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of Common Shares to be issued and thereby lessen the dilutive effect of a redemption of the public NioCorp Assumed Warrants. If the Company calls the public NioCorp Assumed Warrants for redemption and does not take advantage of this option, the Sponsor, its members, and their respective affiliates and other permitted transferees would still be entitled to exercise their NioCorp Assumed Warrants for cash or on a cashless basis using the same formula described above that other NioCorp Assumed Warrant holders would have been required to use had all NioCorp Assumed Warrant holders been required to exercise their NioCorp Assumed Warrants on a cashless basis, as described in more detail below.

A holder of a NioCorp Assumed Warrant may notify the Company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such NioCorp Assumed Warrant, to the extent that after giving effect to such exercise, such holder (together with such holder’s affiliates), to the NioCorp Assumed Warrant Agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the Common Shares outstanding immediately after giving effect to such exercise.

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The NioCorp Assumed Warrants have certain anti-dilution and adjustments rights upon certain events.

The NioCorp Assumed Warrants may be exercised upon surrender of the certificate representing such NioCorp Assumed Warrants on or prior to the expiration date at the offices of the NioCorp Assumed Warrant Agent, with the exercise form on the reverse side of such certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to the order of the NioCorp Assumed Warrant Agent or by wire transfer, for the number of NioCorp Assumed Warrants being exercised. The NioCorp Assumed Warrant holders will not have the rights or privileges of holders of Common Shares or any attendant voting rights until they exercise their NioCorp Assumed Warrants and receive Common Shares. After the issuance of Common Shares upon exercise of the NioCorp Assumed Warrants, each holder will be entitled to one (1) vote for each Common Share held of record on all matters to be voted on by NioCorp shareholders.

If, upon exercise of the NioCorp Assumed Warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number of Common Shares to be issued to the NioCorp Assumed Warrant holder.

The NioCorp Assumed Warrants were issued in registered form under the NioCorp Assumed Warrant Agreement. The NioCorp Assumed Warrant Agreement may be amended by the parties thereto without the consent of any registered holder (i) for the purpose of curing any ambiguity, or curing, correcting or supplementing any mistake, or adding or changing any other provisions with respect to matters or questions arising under NioCorp Assumed Warrant Agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the registered holders of the NioCorp Assumed Warrants, and (ii) to provide for the delivery of such kind and amount of Common Shares or other securities or property (including cash) receivable upon a reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of NioCorp Assumed Warrants would have received if such holder had exercised his, her or its NioCorp Assumed Warrants immediately prior to such event. All other modifications or amendments, including any amendment to increase the warrant price or shorten the exercise period, shall require the vote or written consent of the registered holders of a majority of the then outstanding public NioCorp Assumed Warrants. Any amendment solely to the NioCorp Assumed Warrants issued to the Sponsor and that are held by the Sponsor, its members, or their respective affiliates or other permitted transferees, shall require the vote or written consent of a majority of the holders of the then outstanding NioCorp Assumed Warrants issued to the Sponsor.

Pre-Funded Warrants to Be Issued in this Offering

The following is a brief summary of certain terms and conditions of the Pre-Funded Warrants being offered by this prospectus supplement. The following description is qualified in its entirety by reference to the provisions contained in the Pre-Funded Warrants. The Pre-Funded Warrants will be issued in certificated form.

The Pre-Funded Warrants will be exercisable at any time on or after their original issuance and will not expire until they are exercised in full. The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to the Company a duly executed exercise notice and by payment in full in immediately available funds for the number of Common Shares purchased upon such exercise. The holder of a Pre-Funded Warrant may also satisfy its obligation to pay the exercise price through a “cashless exercise” in which the holder receives the net value of the Pre-Funded Warrant in Common Shares determined according to the formula set forth in the Pre-Funded Warrant. No fractional Common Shares will be issued in connection with the exercise of a Pre-Funded Warrant. If, upon the exercise of a Pre-Funded Warrant, a holder would be entitled to receive a fractional interest in a Common Share, we will round down to the nearest whole number of Common Shares to be issued to the holder upon such exercise.

Each Pre-Funded Warrant is exercisable for one Common Share. The exercise price per whole Common Share purchasable upon the exercise of the Pre-Funded Warrants is $0.0001 per Common Share (the “Exercise Price”). The Exercise Price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Shares and also upon any distributions of assets, including cash, stock or other property to all of our shareholders.

A holder will not have the right to exercise any portion of its Pre-Funded Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99%, or 9.99% upon notice by the holder, of the number of our Common Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. However, any holder may increase or decrease such percentage to any other percentage upon at least 61 days’ prior notice from the holder to us.

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We do not plan on applying to list the Pre-Funded Warrants on Nasdaq or any other national securities exchange or other nationally recognized trading system.

Subject to applicable laws, the Pre-Funded Warrants may be offered for sale, sold, transferred or assigned without our consent.

In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including our merger, amalgamation or consolidation with our into another person, the sale, transfer, conveyance or other disposition of all or substantially all of our assets, the completion of a purchase offer, tender offer or exchange offer for Common Shares that is accepted by the holders of 50% or more of the outstanding Common Shares, a reclassification of our Common Shares, or the consummation by us of a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger, amalgamation or arrangement) with another person or group of persons whereby such other person or group acquires more than 50% of the outstanding Common Shares, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction.

Pre-Funded Warrant holders will not have the rights or privileges of a holder of our Common Shares with respect to the Common Shares underlying such Pre-Funded Warrants, including any voting rights, until the holder exercises such Pre-Funded Warrants.

Certain United States Federal Income Tax Considerations

The following is a general summary of certain U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from and relating to (i) the acquisition, ownership, and disposition of Common Shares issued pursuant to this offering (the “Shares”), (ii) the acquisition, ownership and disposition of Pre-Funded Warrants, and (iii) the acquisition, ownership, and disposition of Common Shares received upon exercise of Pre-Funded Warrants (the “Warrant Shares”). The Shares, the Pre-Funded Warrants and the Warrant Shares are collectively referred to herein as “Offered Securities.” This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder of Offered Securities. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including, without limitation, specific tax consequences to a U.S. Holder under an applicable income tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any U.S. Holder. This summary does not address any tax consequences to U.S. Holders arising from the U.S. federal alternative minimum tax or the Medicare tax on investment income, U.S. federal estate, gift and other non-income taxes, U.S. state and local taxes, or any non-U.S. tax. In addition, except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. Each prospective U.S. Holder should consult its own tax advisors regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal net investment income, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax considerations relevant to the Offered Securities.

No legal opinion from legal counsel or ruling from the IRS has been requested, or will be obtained, regarding the U.S. federal income tax considerations relevant to the Offered Securities. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the conclusions described in this summary.

Scope of this Summary

Authorities

This summary is based on the Code, Treasury Regulations (whether final, temporary, or proposed), published rulings and administrative positions of the IRS, the Convention Between Canada and the United States of America with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended (the “Canada-U.S. Tax Convention”), and U.S. court decisions that are applicable, and, in each case, as in effect and available, as of the date of this document. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied retroactively. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation.

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U.S. Holders

For purposes of this summary, the term “U.S. Holder” means a beneficial owner of any Offered Securities that is for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;
●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;
●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or
●	a trust that (1) is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders that: (a) are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) are financial institutions, underwriters, insurance companies, real estate investment trusts, regulated investment companies, or S corporations (or S corporation shareholders); (c) are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method; (d) have a “functional currency” other than the U.S. dollar; (e) own Offered Securities as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (f) acquire Offered Securities in connection with the exercise of employee stock options or otherwise as compensation for services; (g) hold Offered Securities other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); (h) hold Offered Securities in connection with a trade or business, permanent establishment, or fixed base outside the United States; or (i) own, have owned or will own (directly, indirectly, or by attribution) 10% or more of the total combined voting power or value of the outstanding equity of the Company. This summary also does not address any tax considerations applicable to U.S. Holders who are: (a) U.S. expatriates or former long-term residents of the U.S.; (b) persons that have been, are, or will be a resident or deemed to be a resident in Canada for purposes of the Income Tax Act (Canada) and the regulations enacted thereunder (the “Canadian Tax Act”); (c) persons that use or hold, will use or hold, or that are or will be deemed to use or hold Offered Securities in connection with carrying on a business in Canada; (d) persons whose Offered Securities constitute “taxable Canadian property” under the Canadian Tax Act; or (e) persons that have a permanent establishment in Canada for the purposes of the Canada-U.S. Tax Convention. U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders described immediately above, should consult their own tax advisors regarding the tax considerations relevant to the Offered Securities.

If an entity or arrangement that is classified as a partnership (or other “pass-through” entity) for U.S. federal income tax purposes holds Offered Securities, the U.S. federal income tax consequences to such entity or arrangement and the partners (or other owners or participants) of such entity or arrangement generally will depend on the activities of the entity or arrangement and the status of such partners (or owners or participants). This summary does not address the tax consequences to any such partner (or owner or participant). Partners (or other owners or participants) of entities or arrangements that are classified as partnerships or as “pass-through” entities for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax considerations relevant to the Offered Securities.

Treatment of Pre-Funded Warrants

Although it is not free from doubt, the Company believes that a Pre-Funded Warrant is best treated as a share of the Company for U.S. federal income tax purposes and, on this basis, a U.S. Holder of Pre-Funded Warrants would generally be taxed in the same manner as a holder of Shares except as described below. No gain or loss would be recognized upon the exercise of a Pre-Funded Warrant and, upon exercise, the holding period of a Pre-Funded Warrant would carry over to the Warrant Share(s) received. Similarly, the tax basis of the Pre-Funded Warrant would carry over to the Warrant Share(s) received upon exercise, increased by the exercise price of $0.0001 per share. However, such characterization is not binding on the IRS, and the IRS may instead treat the Pre-Funded Warrants as warrants to acquire Shares. If so, the amount and character of a U.S. Holder's gain with respect to an investment in Pre-Funded Warrants could change, and a U.S. Holder would not be entitled to make the “QEF Election” described below with respect to the Pre-Funded Warrants to mitigate PFIC consequences. Accordingly, each U.S. Holder should consult its own tax advisor regarding

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the risks associated with the acquisition of a Pre-Funded Warrant pursuant to this offering (including potential alternative characterizations and the availability of relevant elections). The balance of this summary generally assumes that the characterization described above is respected for U.S. federal income tax purposes.

Certain Adjustments to the Pre-Funded Warrants

The terms of each Pre-Funded Warrant provide for an adjustment to the number of Warrant Shares for which the Pre-Funded Warrant may be exercised or to the exercise price of the Pre-Funded Warrant in certain events. An adjustment which has the effect of preventing dilution generally is not taxable. A U.S. Holder of a Pre-Funded Warrant would, however, be treated as receiving a constructive distribution from the Company if, for example, the adjustment increases the holder’s proportionate interest in the Company’s assets or earnings and profits as a result of a distribution of cash or other property such as other securities to the holders of the Shares which is taxable to the U.S. Holders of such shares as described under “—General Rules Applicable to the Ownership and Disposition of Offered Securities—Distributions on Shares or Warrant Shares” below. Such a constructive distribution would generally be subject to tax as described under that section in the same manner as if the U.S. Holder of such Pre-Funded Warrant received a cash distribution from the Company equal to the fair market value of such increased interest.

General Rules Applicable to the Ownership and Disposition of Offered Securities

Distributions on Shares or Warrant Shares

A U.S. Holder that receives a distribution, including a constructive distribution, with respect to a Share or Warrant Share will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of the current and accumulated “earnings and profits” of the Company, as computed for U.S. federal income tax purposes. To the extent that a distribution exceeds the current and accumulated “earnings and profits” of the Company, such distribution will be treated, first, as a tax-free return of capital to the extent of a U.S. Holder’s tax basis in the Shares or Warrant Shares and thereafter as gain from the sale or exchange of such Shares or Warrant Shares. However, the Company may not maintain the calculations of its earnings and profits in accordance with U.S. federal income tax principles, and U.S. Holders may have to assume that any distribution by the Company with respect to the Shares or Warrant Shares will constitute ordinary dividend income in its entirety. Dividends received on Shares or Warrant Shares by a corporate U.S. Holder (other than certain 10% corporate shareholders) generally will not be eligible for a “dividends received deduction.” Provided that (1) the Company is eligible for the benefits of the Canada-U.S. Tax Convention or (2) the Shares and Warrant Shares are readily tradable on a United States securities market (and certain holding period and other conditions are satisfied), dividends paid by the Company to non-corporate U.S. Holders, including individuals, will be eligible for the preferential tax rates applicable to long-term capital gains for dividends unless the Company is classified as a PFIC in the taxable year of distribution or in the preceding taxable year. See “—Passive Foreign Investment Company Rules—Risk of PFIC Status for the Company” below. The dividend rules are complex, and each U.S. Holder should consult its own tax advisors regarding the application of such rules.

Sales or Other Taxable Dispositions of Offered Securities

Upon the sale or other taxable disposition of Offered Securities , subject to the potential application of the PFIC rules as described below, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between (i) the U.S. dollar value of cash received plus the fair market value of any property received and (ii) such U.S. Holder’s adjusted tax basis in such Offered Securities sold or otherwise disposed of. A U.S. Holder’s initial tax basis in Shares or Pre-Funded Warrants generally will be determined initially by the holder’s U.S. dollar cost for such securities, while the initial tax basis in Warrant Shares should generally follow the basis of the related Pre-Funded Warrants as described above under “—Treatment of Pre-Funded Warrants” (subject in each case to any adjustments provided under the PFIC rules, described below). Subject again to the PFIC rules, gain or loss recognized on such sale or other disposition generally will be long-term capital gain or loss if, at the time of the sale or other disposition, the Offered Securities have been held for more than one year. Any gain or loss will generally be U.S. source for U.S. foreign tax credit purposes.

Preferential tax rates currently apply to long-term capital gain of a U.S. Holder that is an individual, estate, or trust. There are currently no preferential tax rates for long-term capital gain of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code. If the Company is determined to be a PFIC, any gain realized on the Offered Securities could be ordinary income under the rules discussed below.

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Passive Foreign Investment Company Rules

Risk of PFIC Status for the Company

If the Company were to constitute a PFIC under the meaning of Section 1297 of the Code for any taxable year during the holding period of a U.S. Holder of Offered Securities, then certain potentially adverse U.S. federal income tax rules may apply to the U.S. Holder. While this summary cannot describe all of the potentially adverse consequences that would result if the Company were treated as a PFIC for a relevant taxable year, certain material consequences and related considerations are described below.

The Company believes that it was classified as a PFIC during the taxable years ended June 30, 2025 and 2024, and, based on the current composition of its income and assets, as well as current business plans and financial expectations, may meet the PFIC qualification tests for its current taxable year or in future taxable years. No opinion of legal counsel or ruling from the IRS concerning the PFIC status of the Company or any subsidiary has been obtained or is currently planned to be requested. The determination of whether any corporation was, or will be, a PFIC for a taxable year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. In addition, whether any corporation will be a PFIC for any taxable year depends on the assets and income of such corporation over the course of each such taxable year and, as a result, cannot be predicted with certainty as of the date of this document. In addition, even if the Company concluded that it or any subsidiary did not qualify as a PFIC, the IRS could challenge any determination made by the Company (or any subsidiary of the Company) concerning its PFIC status in any taxable year, and a court could sustain such challenge. Accordingly, there can be no assurance that the Company or any subsidiary will not be treated as a PFIC for any taxable year. Each U.S. Holder should consult its own tax advisors regarding the PFIC status of the Company and each subsidiary of the Company.

In any taxable year in which the Company is classified as a PFIC, a U.S. Holder will be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require. IRS Form 8621 is currently used for such filings. In addition to penalties, a failure to satisfy such reporting requirements may result in an extension of the time period during which the IRS can assess a tax. U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file an IRS Form 8621 annually.

The Company generally would be a PFIC for a particular taxable year if, for such year, (a) 75% or more of the gross income of the Company is passive income (the “PFIC income test”) or (b) 50% or more of the value of the Company’s assets either produce passive income or are held for the production of passive income, based on the quarterly average of the fair market value of such assets (the “PFIC asset test”). “Gross income” generally includes all sales revenues less the cost of goods sold, plus income from investments and from incidental or outside operations or sources, and “passive income” generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions. Active business gains arising from the sale of commodities generally are excluded from passive income if substantially all of a foreign corporation’s business is as an active producer, processor, merchant or handler of commodities, and certain other requirements are satisfied.

For purposes of the PFIC income test and PFIC asset test described above, if the Company owns, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, the Company will be treated as if it (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation. In addition, for purposes of the PFIC income test and PFIC asset test described above, and assuming certain other requirements are met, “passive income” does not include certain interest, dividends, rents, or royalties that are received or accrued by the Company from certain “related persons” (as defined in Section 954(d)(3) of the Code) also organized in Canada, to the extent such items are properly allocable to the income of such related person that is neither passive income nor income connected with a U.S. trade or business.

Under certain attribution rules, if the Company is a PFIC, U.S. Holders will generally be deemed to own their proportionate share of the Company’s direct or indirect equity interest in any company that is also a PFIC (a “Subsidiary PFIC”), and will generally be subject to U.S. federal income tax on their proportionate share of (a) any “excess distributions,” as described below, on the stock of a Subsidiary PFIC and (b) a disposition or deemed disposition of the stock of a Subsidiary PFIC by the Company or another Subsidiary PFIC, both as if such U.S. Holders directly held the shares of such Subsidiary PFIC. In addition, U.S. Holders may be subject to U.S. federal income tax on any indirect gain realized on the stock of a Subsidiary PFIC on the indirect sale or disposition thereof. Accordingly, U.S. Holders should be aware that they could be subject to tax under the PFIC rules even if no distributions are received from the Company and no redemptions or other dispositions are made.

Default PFIC Rules

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If the Company is a PFIC for any taxable year during which a U.S. Holder owns Offered Securities, the U.S. federal income tax consequences to such U.S. Holder will depend on whether and when such U.S. Holder makes an election to treat the Company and each Subsidiary PFIC, if any, as a “qualified electing fund” (“QEF”) under Section 1295 of the Code (a “QEF Election”) or makes a mark-to-market election under Section 1296 of the Code (a “Mark-to-Market Election”). A U.S. Holder that does not make either a QEF Election or a Mark-to- Market Election will be referred to in this summary as a “Non-Electing U.S. Holder.”

A Non-Electing U.S. Holder will be subject to the rules of Section 1291 of the Code (described below) with respect to (a) any gain recognized on the sale or other taxable disposition of Offered Securities and (b) any “excess distribution” received on the Offered Securities. A distribution generally will be an “excess distribution” to the extent that such distribution (together with all other distributions received in the current taxable year) exceeds 125% of the average distributions received during the three preceding taxable years (or during a U.S. Holder’s holding period for the relevant Offered Securities, if shorter).

If the Company is a PFIC, under Section 1291 of the Code, any gain recognized on the sale or other taxable disposition of Offered Securities (including an indirect disposition of the stock of any Subsidiary PFIC), and any “excess distribution” received on Offered Securities or deemed received with respect to the stock of a Subsidiary PFIC, must be ratably allocated to each day in a Non-Electing U.S. Holder’s holding period for the respective Offered Securities, as applicable. The amount of any such gain or excess distribution allocated to the taxable year of disposition or distribution of the excess distribution, or allocated to years before the entity became a PFIC, if any, would be taxed as ordinary income at the rates applicable for such year (and not eligible for certain preferential rates, as discussed below). The amounts allocated to any other taxable year would be subject to U.S. federal income tax at the highest tax rate applicable to ordinary income in each such year. In addition, an interest charge would be imposed on the tax liability for each such year, calculated as if such tax liability had been due in each such year. A Non-Electing U.S. Holder that is not a corporation must treat any such interest paid as “personal interest,” which is not deductible.

If the Company is a PFIC for any taxable year during which a Non-Electing U.S. Holder holds Offered Securities, the Company will continue to be treated as a PFIC with respect to such Non-Electing U.S. Holder, regardless of whether the Company ceases to be a PFIC in one or more subsequent taxable years. A Non-Electing U.S. Holder may terminate this deemed PFIC status by making a “purging” election to recognize gain (which will be taxed under the rules of Section 1291 of the Code discussed above), but not loss, as if such Offered Securities were sold on the last day of the last taxable year for which the Company was a PFIC.

In addition to the rules described above applying to “excess distributions” and certain other dispositions of Offered Securities, certain other adverse U.S. federal income tax rules may apply with respect to a U.S. Holder if the Company is a PFIC, including in some cases even if the U.S. Holder makes a QEF Election (as described below). All of the non-PFIC rules described herein are subject to the potentially adverse consequences of PFIC status for the Company and each subsidiary of the Company. Each U.S. Holder should consult its own tax advisors regarding the full tax consequences of potential PFIC status for the Company and each subsidiary of the Company.

Under proposed Treasury Regulations, if a U.S. Holder has an option, warrant or other right to acquire stock of a PFIC, such option, warrant or right is generally considered to be PFIC stock subject to the default rules of Section 1291 of the Code. This rule could adversely affect the availability of the QEF Election and Mark-to-Market Election with respect to Warrant Shares. (See discussion under “—QEF Election” and “—Market-to-Market Election” below.) It is not entirely clear how various aspects of the PFIC rules would apply to the Pre-Funded Warrants and Warrant Shares, and U.S. Holders should consult their own tax advisors regarding the application of the PFIC rules to Pre-Funded Warrants and Warrant Shares.

QEF Election

If the Company is a PFIC, a U.S. Holder of Shares or Warrant Shares that makes a timely and effective QEF Election for the taxable year in which the holding period of its Shares or Warrant Shares begins generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to such Shares or Warrant Shares. A U.S. Holder that makes such a QEF Election will be subject to U.S. federal income tax on such U.S. Holder’s pro rata share (based on its ownership of Offered Securities) of (a) the net capital gain of the Company, which will be taxed as long-term capital gain to such U.S. Holder, and (b) the ordinary earnings of the Company, which will be taxed as ordinary income to such U.S. Holder. Generally, “net capital gain” is the excess of (a) net long-term capital gain over (b) net short-term capital loss, and “ordinary earnings” are the excess of (a) “earnings and profits” over (b) net capital gain. A U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such amounts for each taxable year in which the Company is a PFIC, regardless of whether such amounts are actually distributed to such U.S. Holder by the Company. However, for any taxable year in which the Company is a PFIC and has no net income or gain, U.S. Holders that have made a QEF Election would not have any income inclusions as a result of the QEF Election. If a U.S. Holder that made a QEF Election has an income inclusion, such a U.S. Holder may, subject to certain limitations, elect to defer payment of current U.S. federal income tax on

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such amounts, subject to an interest charge. If such U.S. Holder is not a corporation, any such interest paid will be treated as “personal interest,” which is not deductible.

A U.S. Holder that makes a timely and effective QEF Election with respect to the Company generally (a) may receive a tax-free distribution from the Company to the extent that such distribution represents “earnings and profits” of the Company that were previously included in income by the U.S. Holder because of such QEF Election and (b) will adjust such U.S. Holder’s tax basis in the Shares or Warrant Shares to reflect the amount included in income or allowed as a tax-free distribution because of such QEF Election. A U.S. Holder that makes a QEF Election generally will recognize capital gain or loss on the sale or other taxable disposition of Shares or Warrant Shares.

A U.S. Holder may make a timely QEF Election by filing the appropriate QEF Election documents (currently IRS Form 8621) at the time such U.S. Holder files a U.S. federal income tax return for such year. If a U.S. Holder does not make a timely QEF Election for the first year in the U.S. Holder’s holding period in which the Company is a PFIC, the U.S. Holder may still be able to make an effective QEF Election in a subsequent year if such U.S. Holder meets certain requirements and makes a “purging” election to recognize gain (which will be taxed under the rules of Section 1291 of the Code discussed above) as if its Common or Warrant Shares were sold for their fair market value on the day the QEF Election is effective. If a U.S. Holder makes a QEF Election but does not make a “purging” election to recognize gain as discussed in the preceding sentence, then such U.S. Holder shall be subject to the QEF Election rules and shall continue to be subject to tax under the rules of Section 1291 of the Code discussed above with respect to its Offered Securities. If a U.S. Holder owns PFIC stock indirectly through another PFIC, separate QEF Elections must be made for the PFIC in which the U.S. Holder is a direct shareholder and the Subsidiary PFIC for the QEF rules to apply to both PFICs.

A QEF Election will apply to the taxable year for which such QEF Election is timely made and to all subsequent taxable years, unless such QEF Election is invalidated or terminated or the IRS consents to revocation of such QEF Election. If a U.S. Holder makes a QEF Election and, in a subsequent taxable year, the Company ceases to be a PFIC, the QEF Election will remain in effect (although it will not be applicable) during those taxable years in which the Company is not a PFIC. Accordingly, if the Company becomes a PFIC in another subsequent taxable year, the QEF Election will be effective, and the U.S. Holder will be subject to the QEF rules described above during any subsequent taxable year in which the Company qualifies as a PFIC.

As discussed above, under proposed Treasury Regulations, if a U.S. Holder has an option, warrant or other right to acquire stock of a PFIC, such option, warrant or right is generally considered to be PFIC stock subject to the default rules of Section 1291 of the Code on its disposition. However, a holder of an option, warrant or other right to acquire stock of a PFIC may not make a QEF Election that will apply to the option, warrant or other right to acquire PFIC stock. If a U.S. Holder of Shares makes a QEF Election, such election could potentially not be treated as a timely QEF Election with respect to Warrant Shares subsequently acquired on the exercise of Pre-Funded Warrants, and the rules of Section 1291 of the Code discussed above may continue to apply with respect to all of such U.S. Holder’s previously owned Offered Securities. U.S. Holders should consult their own tax advisors regarding the application of the PFIC rules to Pre-Funded Warrants and Warrant Shares and the availability of a QEF Election with respect thereto.

The Company will endeavor to provide U.S. Holders with the required information to allow U.S. Holders to make a QEF Election with respect to the Shares and Warrant Shares in the event that the Company determines it is treated as a PFIC for any taxable year. There can be no assurance, however, that the Company will timely provide such information for any particular year, or that the Company’s determination regarding its PFIC status will be upheld. U.S. Holders should consult their tax advisors to determine whether any of these QEF Elections will be available and if so, what the consequences of these elections would be in their particular circumstances.

A U.S. Holder makes a QEF Election by attaching a completed IRS Form 8621, including a PFIC Annual Information Statement, to a timely filed United States federal income tax return. However, if the Company does not timely provide the required information with regard to the Company or any of its Subsidiary PFICs, U.S. Holders may not be able to make a QEF Election for such entity and, unless they make the Mark-to- Market Election discussed in the next section, will continue to be subject to the rules of Section 1291 of the Code discussed above that apply to Non-Electing U.S. Holders with respect to the taxation of gains and excess distributions.

Mark-to-Market Election

A U.S. Holder may make a Mark-to-Market Election only with respect to Offered Securities that are marketable stock. A Mark-to-Market Election generally will not be available with respect to the Pre-Funded Warrants. The Shares and Warrant Shares generally will be “marketable stock” if they are regularly traded on (a) a national securities exchange that is registered with the SEC, (b) the national market system established pursuant to Section 11A of the Exchange Act, or (c) a foreign securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located, provided that the foreign exchange meets

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certain trading volume and other requirements. If such stock is traded on such a qualified exchange or other market, such stock generally will be “regularly traded” for any calendar year during which such stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. The Company expects that the Shares and Warrant Shares will meet the definition of “marketable stock,” although there can be no assurance of this, especially as regards the required trading frequency.

If a U.S. Holder makes a Mark-to-Market Election for any taxable year with respect to its Shares or Warrant Shares, it generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to such Shares or Warrant Shares for such taxable year. However, if a U.S. Holder does not make a Mark-to-Market Election beginning in the first taxable year of such U.S. Holder’s holding period for which the Company is a PFIC and such U.S. Holder has not made a timely QEF Election, the rules of Section 1291 of the Code discussed above will apply to certain dispositions of, and certain distributions on, the Shares and Warrant Shares.

Any Mark-to-Market Election made by a U.S. Holder for Shares will also apply to such U.S. Holder’s Warrant Shares. As a result, if a Market-to-Market Election has been made by a U.S. Holder with respect to Shares, any Warrant Shares received on exercise of Pre-Funded Warrants will automatically be marked-to-market in the year of exercise. If the Company is a PFIC at the time a U.S. Holder acquires Pre-Funded Warrants, a U.S. Holder’s holding period for Warrant Shares received on exercise of such Pre-Funded Warrants should include the period during which such U.S. Holder has held the Pre-Funded Warrants. In these circumstances, a U.S. Holder will be treated as making a Mark-to-Market Election with respect to its Warrant Shares after the beginning of such U.S. Holder’s holding period for such Shares, unless the Shares are acquired in the same taxable year as the year in which the U.S. Holder acquired the corresponding Pre-Funded Warrants, and the tax regime and interest charge of Section 1291 described above generally will apply to the mark-to-market gain realized in the taxable year in which the Shares are received. However, the general mark-to-market rules will apply to subsequent taxable years. A U.S. Holder of Shares or Warrant Shares that makes a Mark-to-Market Election will include in ordinary income, for each taxable year in which the Company is a PFIC, an amount equal to the excess, if any, of (a) the fair market value of the Shares or Warrant Shares, as of the close of such taxable year over (b) such U.S. Holder’s adjusted tax basis in such Shares or Warrant Shares. A U.S. Holder of Shares or Warrant Shares that makes a Mark-to-Market Election will be allowed a deduction in an amount equal to the excess, if any, of (a) such U.S. Holder’s adjusted tax basis in the Shares or Warrant Shares, over (b) the fair market value of such Shares or Warrant Shares (but only to the extent of the net amount of previously included income as a result of the Mark-to-Market Election for prior taxable years).

A U.S. Holder of Shares or Warrant Shares that makes a Mark-to-Market Election will also generally adjust its tax basis in the Shares or Warrant Shares to reflect the amount included in gross income or allowed as a deduction because of such Mark-to-Market Election. Upon a sale or other taxable disposition of Shares or Warrant Shares, a U.S. Holder that makes a Mark-to-Market Election will recognize ordinary income or ordinary loss (and such ordinary loss may be treated as capital or subject to limitations in certain cases).

A U.S. Holder of Shares or Warrant Shares makes a Mark-to-Market Election by attaching a completed IRS Form 8621 to a timely filed United States federal income tax return. A Mark-to-Market Election applies to the taxable year in which such Mark-to-Market Election is made and to each subsequent taxable year, unless the Shares or Warrant Shares cease to be “marketable stock” or the IRS consents to revocation of such election. Each U.S. Holder should consult its own tax advisors regarding the requirements for, and procedure for making, a Mark-to-Market Election.

Although a U.S. Holder may be eligible to make a Mark-to-Market Election with respect to the Shares or Warrant Shares, no such election may be made with respect to the stock of any Subsidiary PFIC that a U.S. Holder is treated as owning, because such stock is not marketable. Hence, the Mark-to-Market Election will not be effective to avoid the application of the default rules of Section 1291 of the Code described above with respect to deemed dispositions of Subsidiary PFIC stock or excess distributions from a Subsidiary PFIC to its shareholder.

AS THE PFIC RULES ARE COMPLEX AND UNCERTAIN, U.S. HOLDERS SHOULD CONSULT WITH THEIR TAX ADVISORS TO DETERMINE THE POTENTIAL APPLICATION OF THE PFIC RULES TO THEM AND THEIR OFFERED SECURITIES AND ANY RESULTANT TAX CONSEQUENCES, INCLUDING THE AVAILABILITY OR LACK THEREOF OF A QEF ELECTION OR MARK-TO-MARKET ELECTION, ESPECIALLY WITH RESPECT TO WARRANT SHARES AND PRE-FUNDED WARRANTS.

Additional Considerations

Receipt of Foreign Currency

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The amount of any distribution paid to a U.S. Holder in foreign currency, or on the sale, exchange or other taxable disposition of Offered Securities, generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). A U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who converts or otherwise disposes of the foreign currency after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method of tax accounting. Each U.S. Holder should consult its own U.S. tax advisors regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Foreign Tax Credit

Subject to the potential application of the PFIC rules discussed above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the Shares or Warrant Shares generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax. Generally, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income that is subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year.

Complex limitations apply to the foreign tax credit, including the general limitation that the credit cannot exceed the proportionate share of a U.S. Holder’s U.S. federal income tax liability that such U.S. Holder’s “foreign source” taxable income bears to such U.S. Holder’s worldwide taxable income. In applying this limitation, a U.S. Holder’s various items of income and deduction must be classified, under complex rules, as either “foreign source” or “U.S. source.” Generally, dividends paid on the Shares or Warrant Shares should be treated as foreign source for this purpose, and gains recognized on the sale of Offered Securities by a U.S. Holder should be treated as U.S. source for this purpose, except as otherwise provided in an applicable income tax treaty, and if an election is properly made under the Code. However, the amount of a distribution with respect to the Shares or Warrant Shares that is treated as a “dividend” may be lower for U.S. federal income tax purposes than it is for Canadian federal income tax purposes, resulting in a reduced foreign tax credit allowance to a U.S. Holder. In addition, this limitation is calculated separately with respect to specific categories of income. The foreign tax credit rules are complex, and each U.S. Holder should consult its own U.S. tax advisors regarding their application and calculation.

Information Reporting and Backup Withholding

Certain U.S. Holders may be subject to certain reporting obligations with respect to Offered Securities if the aggregate value of these and certain other “specified foreign financial assets” exceeds an applicable dollar threshold. If required, this disclosure is made by filing Form 8938 with the IRS. Significant penalties can apply if a U.S. Holder is required to make this disclosure and fails to do so. In addition, a U.S. Holder should consider the possible obligation to file online a FinCEN Form 114—Foreign Bank and Financial Accounts Report, as a result of holding Offered Securities in certain accounts. Holders are urged to consult their U.S. tax advisors with respect to these and other reporting requirements that may apply to their acquisition of Offered Securities.

Dividend payments (including constructive dividends) with respect to Shares or Warrant Shares and proceeds from the sale, exchange or redemption of Offered Securities may be subject to information reporting to the IRS and possible United States backup withholding. Backup withholding (currently at a rate of 24%) will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent of the U.S. Holder’s broker) and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding tax rules may be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS RELEVANT OR APPLICABLE TO U.S. HOLDERS. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN THEIR OWN PARTICULAR CIRCUMSTANCES.

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Certain Canadian Federal Income Tax Considerations For U.S. Residents

The following generally summarizes certain Canadian federal income tax consequences generally applicable under the Income Tax Act (Canada) and the regulations enacted thereunder (collectively, the “Canadian Tax Act”) and the Canada-United States Tax Convention (1980) (the “Convention”) to the holding and disposition of Common Shares or Pre-Funded Warrants.

Comment is restricted to holders of Common Shares or Pre-Funded Warrants each of whom, at all material times for the purposes of the Canadian Tax Act and the Convention, (i) is resident solely in the United States for tax purposes, (ii) acquires, as beneficial owner, pursuant to this prospectus supplement, the Common Shares and Pre-Funded Warrants, (iii) is a “qualifying person” under and entitled to the benefits of the Convention, (iv) holds all Common Shares and Pre-Funded Warrants as capital property, (v) deals at arm’s length with and is not affiliated with NioCorp or the Placement Agent, (vi) does not and is not deemed to use or hold any Common Shares or Pre-Funded Warrants in a business carried on in Canada, (vii) is not an insurer that carries on business in Canada and elsewhere, (viii) is not an “authorized foreign bank” (as defined in the Canadian Tax Act), and (ix) has not entered into a “derivative forward agreement” (as defined in the Canadian Tax Act) with respect to the Common Shares or Pre-Funded Warrants (each such holder, a “U.S. Resident Holder”).

Certain U.S.-resident entities that are fiscally transparent for United States federal income tax purposes (including limited liability companies) may not in all circumstances be entitled to the benefits of the Convention. Members of or holders of an interest in such an entity that holds Common Shares or Pre-Funded Warrants should consult their own tax advisers regarding the extent, if any, to which the benefits of the Convention will apply to the entity in respect of its Common Shares or Pre-Funded Warrants.

Generally, a U.S. Resident Holder’s Common Shares or Pre-Funded Warrants will be considered to be capital property of such holder provided that the U.S. Resident Holder is not a trader or dealer in securities, did not acquire, hold, or dispose of the Common Shares or Pre-Funded Warrants in one or more transactions considered to be an adventure or concern in the nature of trade (i.e., speculation) and does not hold the Common Shares or Pre-Funded Warrants in the course of carrying on a business.

This summary is based on the facts set out in this prospectus supplement, the current provisions of the Canadian Tax Act and the Convention in effect as of the date prior to the date hereof, all specific proposals to amend the Canadian Tax Act and Convention publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof, and the current published administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”). It is assumed that all such amendments will be enacted as currently proposed, and that there will be no other material change to any applicable law or administrative policy or assessing practice, whether by way of judicial, legislative or governmental decision or action, although no assurance can be given in these respects. This summary is not exhaustive of all possible Canadian federal income tax considerations. Except as otherwise expressly provided, this summary does not take into account any provincial, territorial, or foreign tax considerations, which may differ materially from those set out herein.

This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations, and is not intended to be and should not be construed as legal or tax advice to any particular U.S. Resident Holder. The tax consequences of acquiring, holding and disposing of Common Shares or Pre-Funded Warrants will vary according to the U.S. Resident Holder’s particular circumstances. U.S. Resident Holders are urged to consult their own tax advisers for advice with respect to their particular circumstances. The discussion below is qualified accordingly.

Currency Conversion

In general, for purposes of the Canadian Tax Act, all amounts relating to the acquisition, holding or disposition of Common Shares and Pre-Funded Warrants must be converted into Canadian dollars based on the relevant exchange rate as determined in accordance with the Canadian Tax Act.

Exercise of Pre-Funded Warrants

No gain or loss will be realized by a U.S. Resident Holder upon the exercise or deemed exercise of a Pre-Funded Warrant to acquire a Common Share. When a Pre-Funded Warrant is exercised or deemed to be exercised, the cost of the Common Share acquired by the U.S. Resident Holder on exercise of the Pre-Funded Warrant will be the aggregate of the U.S. Holder’s adjusted cost base of such Pre-Funded Warrant and the exercise price paid to acquire the Common Share. The adjusted cost base of the Common

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Share acquired by the U.S. Resident Holder on exercise of the Pre-Funded Warrant will be determined by averaging the cost of such Common Share with the adjusted cost base to the U.S. Resident Holder of all Common Shares held by the U.S. Resident Holder as capital property (if any) immediately prior to such acquisition.

Disposition of Common Shares and Pre-Funded Warrants

A U.S. Resident Holder will not be subject to tax under the Canadian Tax Act in respect of any capital gain realized on a disposition or deemed disposition of a Common Share or Pre-Funded Warrant unless the Common Share or Pre-Funded Warrant is “taxable Canadian property” of the U.S. Resident Holder for the purposes of the Canadian Tax Act at the time of disposition and the U.S. Resident Holder is not entitled to an exemption under the Convention. In addition, capital losses arising on a disposition or deemed disposition of a Pre-Funded Warrant or a Common Share will not be recognized under the Canadian Tax Act, unless the Pre-Funded Warrant or Common Share constitutes “taxable Canadian property” (as defined in the Canadian Tax Act) at the time of disposition and the U.S. Resident Holder is not entitled to relief under the Convention.

Generally, a U.S. Resident Holder’s Common Shares or Pre-Funded Warrants will not constitute “taxable Canadian property” of such holder at a particular time at which the Common Shares are listed on a “designated stock exchange” (which currently includes the Nasdaq) unless, at any time during the 60-month period that ends at the particular time both of the following conditions are concurrently met:

(i)	25% or more of the issued shares of any class of the capital stock of NioCorp were owned by or belonged to one or any combination of
(A)	the U.S. Resident Holder,
(B)	persons with whom the U.S. Resident Holder did not deal at arm’s length, and
(C)	partnerships in which the U.S. Resident Holder or a person referred to in clause (B) holds a membership interest directly or indirectly through one or more partnerships, and
(ii)	more than 50% of the fair market value of the Common Shares was derived directly or indirectly from, one or any combination of, real or immovable property situated in Canada, “Canadian resource properties” (as defined in the Canadian Tax Act), “timber resource properties” (as defined in the Canadian Tax Act), or options in respect of, or interests in any of the foregoing, whether or not the property exists.

Notwithstanding the foregoing, Common Shares or Pre-Funded Warrants may also be deemed to be “taxable Canadian property” in certain circumstances set out in the Canadian Tax Act.

Dividends on Common Shares

A U.S. Resident Holder to whom NioCorp pays or credits or is deemed to pay or credit a dividend on such holder’s Common Shares will be subject to Canadian withholding tax, and NioCorp will be required to withhold the tax from the dividend and remit it to the CRA for the holder’s account. The rate of withholding tax under the Canadian Tax Act is 25% of the gross amount of the dividend, but should generally be reduced under the Convention to 15% (or, if the U.S. Resident Holder is a company which is the beneficial owner of at least 10% of the voting stock of NioCorp, 5%) of the gross amount of the dividend. For this purpose, a company that is a resident of the United States for purposes of the Canadian Tax Act and the Convention and is entitled to the benefits of the Convention shall be considered to own the voting stock of NioCorp owned by an entity that is considered fiscally transparent under the laws of the United States and that is not a resident of Canada, in proportion to such company’s ownership interest in that entity.

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Plan of Distribution

We are offering up to            Common Shares (or Pre-Funded Warrants in lieu of Common Shares) for gross proceeds of up to $                before deduction of placement agent fees and offering expenses, in a best-efforts offering.

Pursuant to a placement agency agreement, dated as of July     , 2025, we have engaged Maxim Group LLC to act as our exclusive placement agent (“Maxim” or the “placement agent”) to solicit offers to purchase the securities offered by this prospectus supplement. The placement agent is not purchasing or selling any securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use its “reasonable best efforts” to arrange for the sale of the securities by us. There is no minimum amount of proceeds that is a condition to closing of this offering. Investors shall rely solely on this prospectus supplement in connection with the purchase of our securities in this offering. The placement agent may engage one or more subagents or selected dealers in connection with this offering.

The placement agency agreement provides that the placement agent’s obligations are subject to conditions contained in the placement agency agreement.

We will deliver the securities being issued to the investors upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus supplement. We expect to deliver the securities being offered pursuant to this prospectus on or about July   , 2025.

Placement Agent Fees, Commissions and Expenses

Upon the closing of this offering, we will pay the placement agent a cash transaction fee equal to 7.00% of the aggregate gross cash proceeds to us from the sale of the securities in the offering. Pursuant to the placement agency agreement, we will agree to reimburse the placement agent for certain accountable expenses of the placement agent payable by us, in an aggregate amount not to exceed $100,000. The placement agency agreement, however, will provide that in the event this offering is terminated, the placement agent will only be entitled to the reimbursement of accountable expenses actually incurred in accordance with Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5110(g)(5)(A).

The following table shows the public offering price, placement agent fees, before expenses, to us.

	Per Common Share	Per Pre-Funded Warrant	Total
Public offering price	$		$
Placement agent fees (7.0%)	$		$
Proceeds, before expenses, to us	$		$

We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the placement agent fees and expenses, will be approximately $                , all of which are payable by us. This figure does not include, among other things, the placement agent’s fees and expenses (including the legal fees, costs and expenses for the placement agent’s legal counsel) up to $100,000.

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Lock-Up Agreements

Our executive officers and directors, have agreed to a 30-day “lock-up” with respect to the Common Shares and other of our securities such parties beneficially own, including securities that are convertible into Common Shares and securities that are exchangeable or exercisable for Common Shares, subject to certain exceptions. This means that, subject to certain exceptions, for a period of 30 days following the date of the placement agency agreement, such persons may not offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by such persons or any of their affiliates), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to, any such securities without the prior written consent of Maxim.

In addition, subject to certain exceptions, we have agreed, (i) for a period of 60 days following the date of the closing of the offering, not to, and to cause our subsidiaries not to, issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Common Shares or any securities that are convertible into, or exchangeable or exercisable for, Common Shares and (ii) for a period of 60 days following the date of the closing of the offering, issue any securities that are subject to a price reset based on the trading prices of our Common Shares or upon a specified or contingent event in the future, or enter into any agreement to issue securities at a future determined price. The foregoing restrictions may be waived by Maxim at its discretion, although Maxim has no present intention to waive or shorten any of such restrictive periods.

Other Compensation

We have agreed that, until November 14, 2025, we will grant Maxim a right of first refusal to act as sole managing underwriter and sole book runner, sole placement agent or sole sales agent for any and all future public or private equity, equity-linked, convertible or debt offerings of ours or any successor to or any subsidiary of ours during such period, subject to certain exceptions.

In the event that any investor whom Maxim had contacted or introduced to us during the term of its engagement provides any capital to us, in a public or private offering or other financing or capital-raising transaction of any kind, before December 31, 2025, subject to certain conditions and exceptions, we will pay Maxim the cash compensation provided above, calculated in the same manner.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the placement agent may be required to make for these liabilities.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent acting as principal. Under these rules and regulations, the placement agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

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Determination of Offering Price

The actual offering price of the securities we are offering was negotiated between us, the placement agent and the investors in the offering based on the trading of our Common Shares prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the placement agent. In connection with the offering, the placement agent or selected dealers may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

Other than the prospectus in electronic format, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent in its capacity as placement agent and should not be relied upon by investors.

Certain Relationships

The placement agent and its affiliates have and may in the future provide, from time to time, investment banking and financial advisory services to us in the ordinary course of business, for which they may receive customary fees and commissions.

Listing

The Common Shares are listed for trading on the Nasdaq Global Market under the symbol “NB.”

Selling Restrictions

European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any securities may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

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●	to any legal entity which is a qualified investor as defined in the Prospectus Directive;
●	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or
●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by us or any underwriters of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom. Each underwriter has represented and agreed that:

●	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the FSMA) received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and
●	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Switzerland. The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the SIX) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland. Neither this document nor any other offering or marketing material relating to the offering, or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (CISA). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of securities.

Australia. No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (ASIC), in relation to the offering.

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This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the Corporations Act) and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. Any offer in Australia of the securities may only be made to persons (the Exempt Investors) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act. The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions. This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in the Cayman Islands. No invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our securities.

Taiwan. The securities have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the securities in Taiwan.

Notice to Prospective Investors in Hong Kong. The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice. Please note that (i) our shares may not be offered or sold in Hong Kong, by means of this prospectus or any document other than to “professional investors” within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (SFO) and any rules made thereunder, or in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) (CO) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO, and (ii) no advertisement, invitation or document relating to our shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Notice to Prospective Investors in the People’s Republic of China. This prospectus may not be circulated or distributed in the PRC and the shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Israel. This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this

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document is being distributed only to, and is directed only at, and any offer of the shares is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Legal Matters

The validity of the Common Shares offered by this prospectus supplement will be passed upon for us by Blake, Cassels & Graydon LLP, Vancouver, British Columbia, Canada. The validity of the Pre-Funded Warrants offered by this prospectus supplement will be passed upon for us by Jones Day. Maxim Group LLC is being represented in connection with this offering by Ellenoff

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Grossman & Schole LLP, New York, New York, as to U.S. legal matters, and Cozen O’Connor LLP, Toronto, Ontario, Canada, as to Canadian legal matters.

Experts

The consolidated financial statements of NioCorp Developments Ltd. as of June 30, 2024, and for the year then ended, incorporated by reference in this Prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The consolidated financial statements of NioCorp Developments Ltd. as of June 30, 2023 and for the year then ended incorporated by reference in this prospectus supplement have been so incorporated in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

The technical report summary for the Elk Creek Project prepared in accordance with subpart 1300 of Regulation S-K (the “S-K 1300 Elk Creek Technical Report Summary”), which is incorporated by reference in this prospectus supplement and the accompanying prospectus, and the information summarized or quoted from the S-K 1300 Elk Creek Technical Report Summary included or incorporated by reference in this prospectus supplement and the accompanying prospectus have been so included or incorporated by reference with the consent of the following qualified persons, as such term is defined in Item 1300 of Regulation S-K, who prepared the S-K 1300 Elk Creek Technical Report Summary and reviewed and approved such information summarized or quoted therefrom included or incorporated by reference in this prospectus supplement and the accompanying prospectus: Dahrouge Geological Consulting USA Ltd.; Understood Mineral Resources Ltd.; Optimize Group; Tetra Tech; Adrian Brown Consultants Inc.; Metallurgy Concept Solutions; Magemi Mining Inc.; L3 Process Development; Olsson; A2GC; Scott Honan, M.Sc, SME-RM, NioCorp; Cementation; Mahmood Khwaja, P.E., CDM Smith; and Wynand Marx, M.Eng, BBE Consulting. A matrix of the sections of the S-K 1300 Elk Creek Technical Report Summary for which each qualified person is responsible is included in the S-K 1300 Elk Creek Technical Report Summary. Except for Scott Honan, none of the qualified persons is affiliated with NioCorp. Mr. Honan is the Chief Operating Officer of NioCorp.

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PROSPECTUS

NioCorp Developments Ltd.

$200,000,000

Common Shares

Common Share Purchase Warrants

Units

We may offer and sell, from time to time, common shares, without par value (“Common Shares”), or Common Share purchase warrants (“Warrants”), as well as units that include any of these securities, or any combination thereof. We may sell any combination of these securities in one or more offerings with an aggregate offering price of up to $200,000,000.

This prospectus describes the general manner in which the securities listed above may be offered and sold. The specific manner in which such securities may be offered and sold will be described in one or more prospectus supplements. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities.

We may sell securities directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of such securities to you, and any applicable commissions or discounts, will be stated in an accompanying prospectus supplement.

Our Common Shares trade on The Nasdaq Global Market under the symbol “NB.” On June 12, 2024, the last reported sale price of our Common Shares on The Nasdaq Global Market was $2.14 per Common Share.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 27, 2024.

Table of Contents

i

About This Prospectus

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. The Company may offer and sell from time to time any combination of the securities described in this prospectus in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering, with an aggregate offering price of up to $200,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the type or series of securities offered and the terms of that offering.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We do not take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement of which this prospectus is a part to add information to, or update or change information contained in, this prospectus and the registration statement of which this prospectus is a part. You should read this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement of which this prospectus is a part together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information” and “Information Incorporated by Reference.”

Unless we state otherwise or the context otherwise requires, the terms “we,” “us,” “our,” “our business” “NioCorp,” “the Company” and similar references refer to NioCorp Developments Ltd. and its consolidated subsidiaries.

Unless we state otherwise or the context otherwise requires, the term “ECRC” refers to Elk Creek Resources Corp. (formerly known as GX Acquisition Corp. II), a Delaware corporation and a majority-owned subsidiary of NioCorp, as the surviving entity of the mergers that occurred on March 17, 2023, as part of the Transactions (as defined herein), and the term “GXII” refers to GX Acquisition Corp. II, a Delaware corporation, as it existed prior to the closing of the Transactions.

This prospectus contains our registered and unregistered trademarks and service marks, as well as trademarks and service marks of third parties. Solely for convenience, these trademarks and service marks are referenced without the ®, ™ or similar symbols, but such references are not intended to indicate, in anyway, that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and service marks. All brand names, trademarks and service marks appearing in this prospectus are the property of their respective holders.

ii

Where You Can Find More Information

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act of 1933 (the “Securities Act”) and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement of which this prospectus is a part or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. You may obtain copies of the registration statement and its exhibits via the SEC’s EDGAR database.

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”). The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. You may obtain documents that we file with the SEC at www.sec.gov.

We make available, free of charge, on our website at www.niocorp.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. We do not incorporate the information on or accessible through any website into this prospectus or any prospectus supplement, and you should not consider any information on, or that can be accessed through, any website as part of this prospectus or any prospectus supplement (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any prospectus supplement). Our website address and the SEC’s website address are included in this prospectus as inactive textual references only.

iii

Information Incorporated by Reference

SEC rules permit us to incorporate information by reference into this prospectus and any applicable prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any applicable prospectus supplement, except for information superseded by information contained in this prospectus or the applicable prospectus supplement itself or in any subsequently filed incorporated document. This prospectus and any applicable prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC, other than information in such documents that is deemed to be furnished and not filed. These documents contain important information about us and our business and financial condition. Any report or information within any of the documents referenced below that is furnished, but not filed, shall not be incorporated by reference into this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2023, filed with the SEC on October 6, 2023;
•	our Quarterly Reports on Form 10-Q for the quarterly period ended September 30, 2023, filed with the SEC on November 13, 2023, for the quarterly period ended December 31, 2023, filed with the SEC on February 13, 2024, and for the quarterly period ended March 31, 2024, filed with the SEC on May 2, 2024;
•	our Current Reports on Form 8-K, filed with the SEC on March 1, 2023, September 1, 2023, September 7, 2023, September 12, 2023, September 13, 2023, September 18, 2023, October 13, 2023 (as amended by our Current Report on Form 8-K/A filed on December 7, 2023), November 27, 2023, November 28, 2023, December 1, 2023, December 7, 2023, December 14, 2023, December 20, 2023, January 22, 2024, February 28, 2024, March 5, 2024, March 7, 2024, March 12, 2024, March 14, 2024, April 12, 2024, April 17, 2024 and May 3, 2024; and
•	a description of our Common Shares, contained in our Registration Statement on Form 8-A, filed with the SEC on March 17, 2023, and any subsequently filed amendments and reports filed for the purpose of updating that description.

We also incorporate by reference any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished to, rather than filed with, the SEC), including after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of the registration statement, and after effectiveness of the registration statement and prior to the termination of the offering of the securities made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number below:

NioCorp Developments Ltd.

7000 South Yosemite Street, Suite 115

Centennial, Colorado 80112

(720) 334-7066

Attn: Corporate Secretary

Those copies will not include exhibits, unless the exhibits have specifically been incorporated by reference in this document or you specifically request them.

iv

Summary

This summary highlights selected information appearing in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus carefully, including the information set forth in the section entitled “Risk Factors” contained in this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our consolidated financial statements and related notes and the exhibits to the registration statement of which this prospectus is a part, before making an investment decision. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.”

NioCorp Developments Ltd.

NioCorp is developing the Elk Creek Project (as defined below) located in southeast Nebraska. The “Elk Creek Project” is a development-stage property that has disclosed niobium, scandium, and titanium reserves and resources and disclosed rare earth mineral resources. The Company is continuing technical and economic studies around the rare earths contained in the Elk Creek Project’s mineral resource in order to determine whether extraction of rare earth elements can be reasonably justified and economically viable after taking into account all relevant factors. Niobium is used to produce various superalloys that are extensively used in high performance aircraft and jet turbines. It also is used in high-strength, low-alloy steel, a stronger steel used in automobiles, bridges, structural systems, buildings, pipelines, and other applications that generally increases strength and/or reduces weight, which can result in environmental benefits, including reduced fuel consumption and material usage and fewer air emissions. Scandium can be combined with aluminum to make high-performance alloys with increased strength and improved corrosion resistance. Scandium also is a critical component of advanced solid oxide fuel cells, an environmentally preferred technology for high-reliability, distributed electricity generation. Titanium is a component of various superalloys and other applications that are used for aerospace applications, weapons systems, protective armor, medical implants, and many others. It also is used in pigments for paper, paint, and plastics. Rare earths are critical to electrification and decarbonization initiatives and can be used to manufacture the strongest permanent magnets commercially available.

Our primary business strategy is to advance our Elk Creek Project to commercial production. We are focused on obtaining additional funds to carry out our near-term planned work programs associated with securing the project financing necessary to complete mine development and construction of the Elk Creek Project.

Corporate Information

Our Common Shares trade on The Nasdaq Global Market under the symbol “NB.” Our principal executive office is located at 7000 South Yosemite Street, Suite 115, Centennial, CO 80112, and our telephone number is (720) 334-7066. Our website address is www.niocorp.com. This website address is not intended to be an active link, and information on, or accessible through, our website is not incorporated by reference into this prospectus and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.

1

Risk Factors

Investing in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and in our most recent Quarterly Reports on Form 10-Q, which are or will be incorporated herein by reference and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. You should also refer to the other information in this prospectus and the applicable prospectus supplement, including our financial statements and the related notes incorporated by reference in this prospectus. The risks and uncertainties we have described are not the only risks we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any of these risks actually occurs, our business, results of operations and financial condition could suffer and could result in a complete loss of your investment.

2

Cautionary Note Regarding Forward-Looking Statements

This prospectus and the other documents incorporated by reference into this prospectus contain or may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and “forward-looking information” within the meaning of applicable Canadian securities legislation (collectively, “forward-looking statements”). Such forward-looking statements concern our anticipated results and developments in the operations of the Company in future periods, planned exploration activities, the adequacy of the Company’s financial resources, and other events or conditions that may occur in the future.

Forward-looking statements have been based upon our current business and operating plans, as approved by the Company’s Board of Directors, and may include statements regarding the anticipated benefits of the transactions contemplated by the Business Combination Agreement (the “Business Combination Agreement”), dated September 25, 2022, between NioCorp, GXII, Big Red Merger Sub Ltd, a Delaware corporation and a direct, wholly owned subsidiary of the Company (the “Transactions”), including NioCorp’s ability to access the full amount of the expected net proceeds of the Standby Equity Purchase Agreement, dated January 26, 2023 (as amended, the “Yorkville Equity Facility Financing Agreement”), between NioCorp and YA II PN, Ltd. (“YA”), a fund managed by Yorkville Advisors Global, LP, through April 1, 2026; NioCorp’s ability to receive a final commitment of financing from the Export-Import Bank of the United States (“EXIM”); anticipated benefits of the listing of the Common Shares on Nasdaq; the financial and business performance of NioCorp; NioCorp’s anticipated results and developments in the operations of NioCorp in future periods; NioCorp’s planned exploration and development activities; the adequacy of NioCorp’s financial resources; NioCorp’s ability to secure sufficient project financing to complete construction and commence operation of the Elk Creek Project; NioCorp’s expectation and ability to produce niobium, scandium, and titanium at the Elk Creek Project; NioCorp’s plans to produce and supply specific products and market demand for those products; the Elk Creek Project’s ability to produce multiple critical metals; NioCorp’s expectation that the process improvements resulting from previously completed recovery process improvement testing could lead to greater efficiencies and cost savings in the Elk Creek Project; the Elk Creek Project’s projected ore production and mining operations over its expected mine life; the completion and content of an updated technical report for the Elk Creek Project; the completion of technical and economic analyses on the potential addition of magnetic rare earth oxides to NioCorp’s planned product suite; anticipated benefits of the electrification of access to the Elk Creek Project mine site; the exercise of options to purchase additional land parcels; the execution of contracts with engineering, procurement and construction companies; the advancement of offtake discussions with potential customers; NioCorp’s ongoing evaluation of the impact of inflation, supply chain issues and geopolitical unrest on the Elk Creek Project’s economic model; and the creation of full time and contract construction jobs over the construction period of the Elk Creek Project.

Forward-looking statements are frequently, but not always, identified by words such as “expects,” “anticipates,” “believes,” “intends,” “estimates,” “potential,” “possible,” and similar expressions, or statements that events, conditions, or results “will,” “may,” “could,” or “should” (or the negative and grammatical variations of any of these terms) occur or be achieved. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions, or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect,” “is expected,” “anticipates” or “does not anticipate,” “plans,” “estimates,” or “intends,” or stating that certain actions, events, or results “may,” “could,” “would,” “might,” or “will” be taken, occur or be achieved) are not statements of historical fact and may be forward-looking statements. Such forward-looking statements reflect the Company’s current views with respect to future events and are subject to certain known and unknown risks, uncertainties, and assumptions. Many factors could cause actual results, performance, or achievements to be materially different from any future results, performance, or achievements that may be expressed or implied by such forward-looking statements, including, among others, risks related to the following: NioCorp’s ability to recognize the anticipated benefits of the Transactions, including NioCorp’s ability to access the full amount of the expected net proceeds under the Yorkville Equity Facility Financing Agreement through April 1, 2026; unexpected costs related to the Transactions; the outcome of any legal proceedings that may be instituted against NioCorp following closing of the Transactions; NioCorp’s ability to receive a final commitment of financing from EXIM on the anticipated timeline, on acceptable terms, or at all; NioCorp’s ability to continue to meet Nasdaq listing standards; NioCorp’s ability to operate as a going concern; risks relating to the Common Shares, including price volatility, lack of dividend payments and dilution or the perception of the likelihood any of the foregoing; NioCorp’s requirement of significant additional capital; the extent to which NioCorp’s level of indebtedness and/or the terms contained in agreements governing NioCorp’s indebtedness or the Yorkville Equity Facility Financing Agreement may impair NioCorp’s ability to obtain additional financing, on acceptable terms, or at all; covenants contained in agreements with NioCorp’s secured creditors that may affect its assets; NioCorp’s limited operating history; NioCorp’s history of losses; the material weaknesses in NioCorp’s internal control over financial reporting, NioCorp’s efforts to remediate such material weaknesses and the timing of remediation; the possibility that NioCorp may qualify as a passive foreign investment company (“PFIC”) under the U.S. Internal Revenue Code of 1986, as amended (the “Code”); the potential that the Transactions could result in NioCorp becoming subject to materially adverse U.S. federal income tax consequences as a result of the application of Section 7874 and related sections of the Code; cost increases for NioCorp’s exploration and, if warranted, development projects; a disruption in, or failure of, NioCorp’s information technology systems, including those related to cybersecurity; equipment and supply shortages; variations in the market demand for, and prices of, niobium, scandium, titanium and rare earth products; current and future offtake agreements, joint ventures, and partnerships; NioCorp’s ability to attract qualified management; the effects of global health crises on NioCorp’s business plans, financial condition and liquidity; estimates of mineral resources and reserves; mineral exploration and production activities; feasibility study results; the results of metallurgical testing; the results of technological research; changes in demand for and price of commodities (such as fuel and electricity) and currencies; competition in the mining industry; changes or disruptions in the securities markets; legislative, political or economic developments, including changes in federal and/or state laws that may significantly affect the mining industry; the impacts of climate change, as well as actions taken or required by governments related to strengthening resilience in the face of potential impacts from climate change; the need to obtain permits and comply with laws and regulations and other regulatory requirements; the timing and reliability of sampling and assay data; the possibility that actual results of work may differ from projections/expectations or may not realize the perceived potential of NioCorp’s projects; risks of accidents, equipment breakdowns, and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in development programs; operating or technical difficulties in connection with exploration, mining, or development activities; the management of the water balance at the Elk Creek Project site; land reclamation requirements related to the Elk Creek Project; the speculative nature of mineral exploration and development, including the risks of diminishing quantities of grades of reserves and resources; claims on the title to NioCorp’s properties; potential future litigation; and NioCorp’s lack of insurance covering all of NioCorp’s operations.

3

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein. This list is not exhaustive of the factors that may affect any of the Company’s forward-looking statements. Forward-looking statements are statements about the future and are inherently uncertain, and actual achievements of the Company or other future events or conditions may differ materially from those reflected in the forward-looking statements due to a variety of risks, uncertainties, and other factors, including without limitation those discussed under Part I, Item 1A. “Risk Factors” contained in our most recent Annual Report on Form 10-K, and Part II, Item 1A. “Risk Factors” contained in our subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto, which are incorporated by reference into this prospectus and the applicable prospectus supplement in their entirety, together with other information in this prospectus and the applicable prospectus supplement and the documents incorporated by reference herein and therein. See the sections of this prospectus entitled “Where You Can Find More Information” and “Information Incorporated by Reference.”

The Company’s forward-looking statements contained in this prospectus are based on the beliefs, expectations, and opinions of management as of the date of this prospectus. The Company does not assume any obligation to update forward-looking statements if circumstances or management’s beliefs, expectations, or opinions should change, except as required by law. For the reasons set forth above, investors should not attribute undue certainty to, or place undue reliance on, forward-looking statements.

4

Use of Proceeds

Unless the applicable prospectus supplement states otherwise, we expect to use the net proceeds of the sale of the securities offered by this prospectus for working capital and general corporate purposes, including to advance our efforts to launch construction of the Elk Creek Project and move it to commercial operation.

As of the date of this prospectus, we have not identified as probable any specific material proposed uses of these proceeds. If, as of the date of any prospectus supplement, we have identified any such uses, we will describe them in the prospectus supplement. Pending any such uses, we may temporarily invest the net proceeds.

5

Description of Capital Stock

Common Shares

The authorized capital of the Company consists of an unlimited number of Common Shares without par value, of which 37,576,647 were issued and outstanding as of June 12, 2024. The holders of Common Shares are entitled to receive notice of and attend all meetings of shareholders, with each Common Share held entitling the holder to one vote on any resolution to be passed at such shareholder meetings. The holders of Common Shares are entitled to dividends if, as and when declared by the Company’s Board of Directors. The Common Shares are entitled, upon liquidation, dissolution, or winding up of NioCorp, to receive the remaining assets of NioCorp available for distribution to shareholders. There are no pre-emptive, conversion, or redemption rights attached to the Common Shares.

Exchange Controls

There are no governmental laws, decrees, or regulations in Canada that restrict the export or import of capital, including foreign exchange controls, or that affect the remittance of dividends, interest or other payments to non-resident holders of the securities of NioCorp, other than as discussed below and Canadian withholding tax. See “—Certain Canadian Federal Income Tax Considerations for U.S. Residents.”

Certain Canadian Federal Income Tax Considerations for U.S. Residents

The following generally summarizes certain Canadian federal income tax consequences generally applicable under the Income Tax Act (Canada) and the regulations enacted thereunder (collectively, the “Canadian Tax Act”) and the Canada-United States Tax Convention (1980) (the “Convention”) to the holding and disposition of Common Shares.

Comment is restricted to holders of Common Shares each of whom, at all material times for the purposes of the Canadian Tax Act and the Convention, (i) is resident solely in the United States for tax purposes, (ii) is a “qualifying person” under and entitled to the benefits of the Convention, (iii) holds all Common Shares as capital property, (iv) holds no Common Shares that are “taxable Canadian property” (as defined in the Canadian Tax Act) of the holder, (v) deals at arm’s length with and is not affiliated with the Company, (vi) does not and is not deemed to use or hold any Common Shares in a business carried on in Canada, (vii) is not an insurer that carries on business in Canada and elsewhere, (viii) is not an “authorized foreign bank” (as defined in the Canadian Tax Act), and (ix) has not entered into a “derivative forward agreement” (as defined in the Canadian Tax Act) with respect to the Common Shares (each such holder, a “U.S. Resident Holder”).

Certain U.S.-resident entities that are fiscally transparent for United States federal income tax purposes (including limited liability companies) may not in all circumstances be entitled to the benefits of the Convention. Members of or holders of an interest in such an entity that holds Common Shares should consult their own tax advisers regarding the extent, if any, to which the benefits of the Convention will apply to the entity in respect of its Common Shares.

Generally, a U.S. Resident Holder’s Common Shares will be considered to be capital property of such holder provided that the U.S. Resident Holder is not a trader or dealer in securities, did not acquire, hold, or dispose of the Common Shares in one or more transactions considered to be an adventure or concern in the nature of trade (i.e., speculation), and does not hold the Common Shares in the course of carrying on a business.

This summary is based on the current provisions of the Canadian Tax Act and the Convention in effect as of the date prior to the date hereof, all specific proposals to amend the Canadian Tax Act and Convention publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof, and the current published administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”). It is assumed that all such amendments will be enacted as currently proposed, and that there will be no other material change to any applicable law or administrative policy or assessing practice, whether by way of judicial, legislative or governmental decision or action, although no assurance can be given in these respects. This summary is not exhaustive of all possible Canadian federal income tax considerations. Except as otherwise expressly provided, this summary does not take into account any provincial, territorial, or foreign tax considerations, which may differ materially from those set out herein.

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This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations, and is not intended to be and should not be construed as legal or tax advice to any particular U.S. Resident Holder. U.S. Resident Holders are urged to consult their own tax advisers for advice with respect to their particular circumstances. The discussion below is qualified accordingly.

Generally, a U.S. Resident Holder’s Common Shares will not constitute “taxable Canadian property” of such holder at a particular time at which the Common Shares are listed on a “designated stock exchange” (which currently includes Nasdaq) unless both of the following conditions are concurrently met:

(i)	at any time during the 60-month period that ends at the particular time, 25% or more of the issued shares of any class of the capital stock of the Company were owned by or belonged to one or any combination of
(A)	the U.S. Resident Holder,
(B)	persons with whom the U.S. Resident Holder did not deal at arm’s length, and
(C)	partnerships in which the U.S. Resident Holder or a person referred to in clause (B) holds a membership interest directly or indirectly through one or more partnerships, and
(ii)	at any time during the 60-month period that ends at the particular time, more than 50% of the fair market value of the Common Shares was derived directly or indirectly from, one or any combination of, real or immovable property situated in Canada, “Canadian resource properties” (as defined in the Canadian Tax Act), “timber resource properties” (as defined in the Canadian Tax Act), or options in respect of, or interests in any of the foregoing, whether or not the property exists.

Common Shares may also be deemed to be “taxable Canadian property” in certain circumstances set out in the Canadian Tax Act.

A U.S. Resident Holder who disposes or is deemed to dispose of one or more Common Shares generally should not thereby incur any liability for Canadian federal income tax in respect of any capital gain arising as a consequence of the disposition.

A U.S. Resident Holder to whom the Company pays or credits or is deemed to pay or credit a dividend on such holder’s Common Shares will be subject to Canadian withholding tax, and the Company will be required to withhold the tax from the dividend and remit it to the CRA for the holder’s account. The rate of withholding tax under the Canadian Tax Act is 25% of the gross amount of the dividend, but should generally be reduced under the Convention to 15% (or, if the U.S. Resident Holder is a company which is the beneficial owner of at least 10% of the voting stock of the Company, 5%) of the gross amount of the dividend. For this purpose, a company that is a resident of the United States for purposes of the Canadian Tax Act and the Convention and is entitled to the benefits of the Convention shall be considered to own the voting stock of the Company owned by an entity that is considered fiscally transparent under the laws of the United States and that is not a resident of Canada, in proportion to such company’s ownership interest in that entity.

Competition Act

Limitations on the ability to acquire and hold Common Shares may be imposed by the Competition Act (Canada). This legislation permits the Commissioner of Competition of Canada (the “Commissioner”) to review any acquisition of a significant interest in the Company. This legislation grants the Commissioner jurisdiction to challenge such an acquisition before the Canadian Competition Tribunal if the Commissioner believes that it would, or would be likely to, result in a substantial lessening or prevention of competition in any market in Canada.

Investment Canada Act

The Investment Canada Act subjects an acquisition of control of a company by a non-Canadian to government review if the enterprise value of such company, as calculated pursuant to the legislation, exceeds a threshold amount. A reviewable acquisition may not proceed unless the relevant minister is satisfied that the investment is likely to result in a net benefit to Canada. Under the national-security-review regime in the Investment Canada Act, review on a discretionary basis may also be undertaken by the federal government in respect of a broad range of investments by a non-Canadian. No financial threshold applies to a national security review. The relevant test is whether such investment by a non-Canadian could be “injurious to national security.”

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NioCorp Assumed Warrants

In connection with the closing of the Transactions (the “Closing”), pursuant to the Business Combination Agreement, the Company assumed the Warrant Agreement, dated as of March 17, 2021 (the “GXII Warrant Agreement”), by and between GXII and Continental Stock Transfer & Trust Company (“CST”), as warrant agent, and each share purchase warrant of GXII thereunder (the “GXII Warrants”) that was issued and outstanding immediately prior to March 17, 2023 was converted into one Warrant (the “NioCorp Assumed Warrants”) pursuant to the assignment, assumption and amendment agreement to the GXII Warrant Agreement, dated March 17, 2023 (the GXII Warrant Agreement, as so amended, the “NioCorp Assumed Warrant Agreement”), among NioCorp, GXII, CST, as existing warrant agent, and Computershare Inc. and its affiliate Computershare Trust Company, N.A., together as successor warrant agent (the “NioCorp Assumed Warrant Agent”). In connection with the Closing, NioCorp issued (a) 9,999,959 public NioCorp Assumed Warrants in respect of the GXII Warrants that were publicly traded prior to the Closing and (b) 5,666,667 NioCorp Assumed Warrants to GX Sponsor II LLC (the “Sponsor”) in respect of the GXII Warrants that it held prior to the Closing, which NioCorp Assumed Warrants were subsequently distributed by the Sponsor to its members in connection with the Closing.

Both the public NioCorp Assumed Warrants and the NioCorp Assumed Warrants issued to the Sponsor are subject to the terms of the NioCorp Assumed Warrant Agreement and are identical, with certain exceptions applicable to the NioCorp Assumed Warrants issued to the Sponsor for so long as such NioCorp Assumed Warrants are held by the Sponsor, its members, or their respective affiliates and other permitted transferees. In accordance with the NioCorp Assumed Warrant Agreement, any NioCorp Assumed Warrants issued to the Sponsor that are held by someone other than the Sponsor, its members, or their respective affiliates and other permitted transferees, are treated as public NioCorp Assumed Warrants.

Each NioCorp Assumed Warrant is exercisable on and after April 16, 2023 until its expiration for 1.11829212 Common Shares at a price of $11.50 per 1.11829212 Common Shares (subject to adjustments for stock splits, stock dividends, reorganizations, recapitalizations and the like). Under the terms of NioCorp Assumed Warrant Agreement, for so long as the NioCorp Assumed Warrants issued to the Sponsor are held by the Sponsor, its members, or their respective affiliates and other permitted transferees, such holders have the right to elect to exercise those NioCorp Assumed Warrants on a cashless basis. For such NioCorp Assumed Warrants exercised on a cashless basis after the Closing, the holder will be entitled to pay the exercise price for those NioCorp Assumed Warrants by surrendering all or portion of the cash and/or Common Shares (valued at their fair market value) into which those NioCorp Assumed Warrants are exercisable as shall be elected by the holder. For this purpose, Common Shares so surrendered will be deemed to have a “fair market value” equal to the average reported last sale price of the Common Shares for the 10 trading days ending on the third trading day prior to the date of exercise of the applicable NioCorp Assumed Warrants.

The NioCorp Assumed Warrants will expire at 5:00 p.m., New York City time, on March 17, 2028 or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Common Shares pursuant to the exercise of a NioCorp Assumed Warrant and will have no obligation to settle such exercise unless a registration statement under the Securities Act with respect to the Common Shares underlying the NioCorp Assumed Warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations described below with respect to registration. No NioCorp Assumed Warrant will be exercisable and the Company will not be obligated to issue Common Shares upon exercise of a NioCorp Assumed Warrant unless Common Shares issuable upon such exercise have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the NioCorp Assumed Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a NioCorp Assumed Warrant, the holder of such NioCorp Assumed Warrant will not be entitled to exercise such NioCorp Assumed Warrant and such NioCorp Assumed Warrant may have no value and expire worthless. In no event will the Company be required to net cash settle any NioCorp Assumed Warrant.

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 The NioCorp Assumed Warrants, and the underlying Common Shares issuable upon the exercise thereof, were registered under the Securities Act pursuant to the Company’s registration statement on Form S-4, originally filed on November 7, 2022, as subsequently amended, which was declared effective by the SEC on February 8, 2023. The ongoing registered offering of the Common Shares underlying the NioCorp Assumed Warrants is being conducted pursuant to the Company’s registration statement on Form S-3, originally filed on April 14, 2023, as subsequently post-effectively amended to convert such registration statement to Form S-1, which was declared effective on October 30, 2023.

The Company will have the right to call the public NioCorp Assumed Warrants for redemption at any time following the Closing Date:

•	in whole and not in part;
•	at a price of $0.01 per NioCorp Assumed Warrant;
•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each public NioCorp Assumed Warrant holder;
•	if, and only if, the reported last sale price of the Common Shares equals or exceeds approximately $16.10 per share (subject to certain adjustments) for any 20 trading days within a 30-trading day period commencing once the NioCorp Assumed Warrants become exercisable and ending three business days before the Company sends the notice of redemption to the public NioCorp Assumed Warrant holders; and
•	if there is an effective registration statement covering the Common Shares issuable upon exercise of the NioCorp Assumed Warrants, and a current prospectus relating thereto, available throughout the 30-day redemption period.

The NioCorp Assumed Warrants issued to the Sponsor are not redeemable by the Company for so long as such NioCorp Assumed Warrants are held by the Sponsor, its members, or their respective affiliates or other permitted transferees. In addition, the Company may not exercise its redemption right if the issuance of Common Shares upon exercise of the NioCorp Assumed Warrants is not exempt from registration or qualification under applicable state blue sky laws or the Company is unable to effect such registration or qualification.

If the Company calls the public NioCorp Assumed Warrants for redemption as described above, the Company will have the option to require any holder that wishes to exercise its public NioCorp Assumed Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their public NioCorp Assumed Warrants on a “cashless basis,” the Company will consider, among other factors, its cash position, the number of NioCorp Assumed Warrants that are outstanding and the dilutive effect on the Company’s shareholders of issuing the maximum number of Common Shares issuable upon the exercise of the NioCorp Assumed Warrants. If the Company takes advantage of this option, all holders of public NioCorp Assumed Warrants would pay the exercise price by surrendering their NioCorp Assumed Warrants for that number of Common Shares equal to the quotient obtained by dividing (x) the product of the number of Common Shares underlying the public NioCorp Assumed Warrants, multiplied by the difference between the exercise price of the NioCorp Assumed Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Common Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of public NioCorp Assumed Warrants. If the Company takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of Common Shares to be received upon exercise of the NioCorp Assumed Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of Common Shares to be issued and thereby lessen the dilutive effect of a redemption of the public NioCorp Assumed Warrants. If the Company calls the public NioCorp Assumed Warrants for redemption and does not take advantage of this option, the Sponsor, its members, and their respective affiliates and other permitted transferees would still be entitled to exercise their NioCorp Assumed Warrants for cash or on a cashless basis using the same formula described above that other NioCorp Assumed Warrant holders would have been required to use had all NioCorp Assumed Warrant holders been required to exercise their NioCorp Assumed Warrants on a cashless basis, as described in more detail below.

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A holder of a NioCorp Assumed Warrant may notify the Company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such NioCorp Assumed Warrant, to the extent that after giving effect to such exercise, such holder (together with such holder’s affiliates), to the NioCorp Assumed Warrant Agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the Common Shares outstanding immediately after giving effect to such exercise.

The NioCorp Assumed Warrants have certain anti-dilution and adjustments rights upon certain events.

The NioCorp Assumed Warrants may be exercised upon surrender of the certificate representing such NioCorp Assumed Warrants on or prior to the expiration date at the offices of the NioCorp Assumed Warrant Agent, with the exercise form on the reverse side of such certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to the order of the NioCorp Assumed Warrant Agent or by wire transfer, for the number of NioCorp Assumed Warrants being exercised. The NioCorp Assumed Warrant holders will not have the rights or privileges of holders of Common Shares or any attendant voting rights until they exercise their NioCorp Assumed Warrants and receive Common Shares. After the issuance of Common Shares upon exercise of the NioCorp Assumed Warrants, each holder will be entitled to one (1) vote for each Common Share held of record on all matters to be voted on by NioCorp shareholders.

If, upon exercise of the NioCorp Assumed Warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number of Common Shares to be issued to the NioCorp Assumed Warrant holder.

The NioCorp Assumed Warrants were issued in registered form under the NioCorp Assumed Warrant Agreement. The NioCorp Assumed Warrant Agreement may be amended by the parties thereto without the consent of any registered holder (i) for the purpose of curing any ambiguity, or curing, correcting or supplementing any mistake, or adding or changing any other provisions with respect to matters or questions arising under NioCorp Assumed Warrant Agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the registered holders of the NioCorp Assumed Warrants, and (ii) to provide for the delivery of such kind and amount of Common Shares or other securities or property (including cash) receivable upon a reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of NioCorp Assumed Warrants would have received if such holder had exercised his, her or its NioCorp Assumed Warrants immediately prior to such event. All other modifications or amendments, including any amendment to increase the warrant price or shorten the exercise period, shall require the vote or written consent of the registered holders of a majority of the then outstanding public NioCorp Assumed Warrants. Any amendment solely to the NioCorp Assumed Warrants issued to the Sponsor and that are held by the Sponsor, its members, or their respective affiliates or other permitted transferees, shall require the vote or written consent of a majority of the holders of the then outstanding NioCorp Assumed Warrants issued to the Sponsor.

Convertible Debentures

On January 26, 2023, NioCorp entered into the Securities Purchase Agreement (the “Yorkville Convertible Debt Financing Agreement”) with YA. Pursuant to the Yorkville Convertible Debt Financing Agreement, YA advanced a total amount of $15,360,000 to NioCorp in consideration of the issuance by NioCorp to YA of $16,000,000 aggregate principal amount of convertible debentures (the “Convertible Debentures”) at the time of Closing (the “Debenture Closing”). As of June 12, 2024, there was $550,000 aggregate principal amount of the Convertible Debentures outstanding.

Each Convertible Debenture issued under the Yorkville Convertible Debt Financing Agreement is an unsecured obligation of NioCorp, matures on September 17, 2024, which maturity may be extended for one six-month period in certain circumstances at the option of NioCorp, and incurs a simple interest rate obligation of 5.0% per annum (which will increase to 15.0% per annum upon the occurrence of an event of default). The outstanding principal amount of, accrued and unpaid interest, if any, on, and premium, if any, on the Convertible Debentures must be paid by NioCorp in cash when the same becomes due and payable under the terms of the Convertible Debentures at their stated maturity, upon their redemption or otherwise.

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Subject to certain limitations contained within the Yorkville Convertible Debt Financing Agreement and the Convertible Debentures, including those as described below, holders of the Convertible Debentures will be entitled to convert the principal amount of, and accrued and unpaid interest, if any, on each Convertible Debenture, in whole or in part, from time to time over their term, into a number of Common Shares equal to the quotient of the principal amount and accrued and unpaid interest, if any, being converted divided by the Conversion Price. The “Conversion Price” means, as of any Conversion Date (as defined below) or other date of determination, the greater of (i) 90% of the average of the daily U.S. dollar volume-weighted average price of the Common Shares on the principal U.S. market for the Common Shares as reported by Bloomberg Financial Markets during the five consecutive trading days immediately preceding the date on which the holder exercises its conversion right in accordance with the requirements of the Yorkville Convertible Debt Financing Agreement (the “Conversion Date”) or other date of determination, but not lower than the Floor Price (as defined below), and (ii) the five-day volume-weighted average price of the Common Shares on the TSX (or on the principal U.S. market if the majority of the trading volume and value of the Common Shares occurred on Nasdaq during the relevant period) for the five consecutive trading days immediately prior to the Conversion Date or other date of determination less the maximum applicable discount allowed by the TSX. The “Floor Price” means a price of $2.1435 per share, which is equal to the lesser of (a) 30% of the average of the daily volume-weighted average price of the Common Shares on the principal U.S. market for the Common Shares as reported by Bloomberg Financial Markets during the five consecutive trading days immediately preceding the Debenture Closing and (b) 30% of the average of the volume-weighted average price of the Common Shares on the principal U.S. market for the Common Shares as reported by Bloomberg Financial Markets during the five consecutive trading days immediately following the Debenture Closing, subject to certain adjustments to give effect to any stock dividend, stock split, reverse stock split, recapitalization or similar event.

The terms of the Convertible Debentures restrict the number of Convertible Debentures that may be converted during each calendar month by YA at a Conversion Price below a fixed price equal to approximately $8.9422 (i.e., the quotient of $10.00 divided by 1.11829212 (being the number of Common Shares that were exchanged for each share of GXII at the Closing, after giving effect to the reverse stock split at a ratio of 10-for-1 effectuated by each of NioCorp and ECRC on the date of Closing (the “Reverse Stock Split”))), subject to adjustment to give effect to any stock dividend, stock split, reverse stock split, recapitalization or similar event. The Convertible Debentures are subject to customary anti-dilution adjustments.

The terms of the Convertible Debentures restrict the conversion of Convertible Debentures by YA if such a conversion would cause YA to exceed certain beneficial ownership thresholds in NioCorp or such a conversion would cause the aggregate number of Common Shares issued pursuant to the Yorkville Convertible Debt Financing Agreement to exceed the thresholds for issuance of Common Shares under the rules of Nasdaq, unless prior shareholder approval is obtained.

Financing Warrants

In conjunction with the Debenture Closing, NioCorp issued to YA pursuant to the Yorkville Convertible Debt Financing Agreement financing warrants (the “Financing Warrants”) to purchase 1,789,267 Common Shares, which is equal to the quotient of the principal amount of Convertible Debentures issued in such Debenture Closing divided by the “Exercise Price,” which is equal to approximately $8.9422 (i.e., the quotient of $10.00 divided by 1.11829212 (being the number of Common Shares that were exchanged for each share of GXII at the Closing, after giving effect to the reverse stock split at a ratio of 10-for-1 effectuated by each of NioCorp and ECRC on the Closing Date)), in each case, subject to adjustment to give effect to any stock dividend, stock split, reverse stock split, recapitalization or similar event.

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The Financing Warrants are exercisable, in whole or in part, but not in increments of less than $50,000 aggregate Exercise Price (unless the remaining aggregate Exercise Price is less than $50,000), beginning on May 4, 2023 and may be exercised at any time prior to their expiration. Holders of the Financing Warrants may exercise their Financing Warrants, at their election, by paying the Exercise Price in cash or, if at any time there is no effective registration statement registering, or no current prospectus available for, the resale of the underlying Common Shares, on a cashless exercise basis. On each of the first 12 monthly anniversaries of September 17, 2023, 1/12th of the Financing Warrants will expire.

The Financing Warrants have customary anti-dilution adjustments to be determined in accordance with the requirements of the applicable stock exchanges.

The terms of the Financing Warrants restrict the exercise of Financing Warrants by YA if such an exercise would cause YA to exceed certain beneficial ownership thresholds in NioCorp or such an exercise would cause the aggregate number of Common Shares issued pursuant to the Yorkville Convertible Debt Financing Agreement to exceed the thresholds for issuance of Common Shares under the rules of Nasdaq, unless prior shareholder approval is obtained.

Notes

On April 12, 2024, the Company issued and sold to the YA and Lind Global Fund II LP (“Lind”), in a private placement (the “April 2024 Private Placement”), $8.0 million aggregate principal amount of unsecured notes (the “Notes”), pursuant to a Securities Purchase Agreement, dated April 11, 2024 (the “Purchase Agreement”), between the Company and each of YA and Lind, as purchasers (in such capacity, the “Purchasers”). Pursuant to the terms of the Notes, subject to certain exceptions as described below, on the first day of each calendar month, beginning on June 1, 2024 (excluding August 2024) (a “Payment Date”), the Company will be required to repay a portion of the outstanding balance of all of the Notes, on a pro-rata basis, in an amount equal to the sum of (i) $1.4 million of principal (or the outstanding principal if less than such amount) in the aggregate among all of the outstanding Notes, plus (ii) 8.0% of the principal amount being paid (the “Payment Premium”), and (iii) accrued and unpaid interest, if any, as of the Payment Date. The Company is required to make payments on each Payment Date until the entire outstanding principal is repaid, but will not have an obligation to make a payment on a Payment Date if the Equity Conditions (as defined below) are satisfied.

Pursuant to the Purchase Agreement, the Purchasers advanced an aggregate of $6.96 million to NioCorp in consideration of the issuance by NioCorp to the Purchasers of $8.0 million aggregate principal amount of Notes and Warrants (the “April 2024 Warrants”) to purchase up to 615,385 Common Shares (the “April 2024 Warrant Shares”). Each April 2024 Warrant is exercisable for one Common Share for cash or, if at any time there is no effective registration statement registering, or no current prospectus available for, the resale of the underlying Common Shares, on a cashless basis at the option of the holder, at a price per Common Share of $3.25 (the “April 2024 Exercise Price”), subject to adjustment for recapitalizations, stock splits, reverse stock splits or similar events, and expires April 12, 2027.

Subject to certain limitations, including those as described below, contained within the Notes, holders of the Notes will be entitled to convert the principal amount of, accrued and unpaid interest, if any, and any Payment Premium that has become due and payable on each Note, from time to time over their term, into a number of Common Shares equal to the quotient of the amount being converted divided by the fixed conversion price of $2.75 per Common Share (the “Fixed Conversion Price”) up to a maximum of 3,141,817 Common Shares (together with the April 2024 Warrant Shares, the “Underlying Shares”). The terms of the Notes restrict the conversion of the Notes by a holder if such a conversion or exercise would cause such holder to exceed certain beneficial ownership thresholds in NioCorp.

The Notes are the unsecured obligations of NioCorp and will mature on December 31, 2024. The Notes will incur a simple interest rate obligation of 0.0% per annum (which will increase to 18.0% per annum upon the occurrence of an event of default). The outstanding principal amount of, accrued and unpaid interest, if any, on, and the Payment Premium, if any, on the Notes must be paid by NioCorp in cash when the same becomes due and payable under the terms of the Notes at their stated maturity, upon their redemption or otherwise.

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As mentioned above, NioCorp is required to make payments on each Payment Date until the entire outstanding principal is repaid, but will not have an obligation to make a payment on a Payment Date if the Equity Conditions are satisfied. The “Equity Conditions” means (i) on each of the five consecutive trading days prior a Payment Date (the “Measuring Period”) a registration statement registering the resale by the Purchasers of the Underlying Shares under the Securities Act (the “Underlying Shares Registration Statement”) is effective and available for the resale by the Purchasers of all Underlying Shares, (ii) NioCorp has no knowledge of any fact that would cause the Underlying Shares Registration Statement not to be effective and available for the resale of the Underlying Shares, (iii) on each day during the Measuring Period, the Common Shares are designated for quotation on Nasdaq, or on such other market or exchange on which the Common Shares are then listed or traded to the extent such other market or exchange is the principal U.S. trading market for the Common Shares (the “Principal U.S. Market”), and have not been suspended from trading nor have delisting or suspension of trading been threatened or pending, (iv) during the Measuring Period, an event of default has not occurred, (v) on each trading day during the Measuring Period, the daily U.S. dollar volume-weighted average price for a Common Share on the Principal U.S. Market as reported by Bloomberg Financial Markets is greater than 120% of the Fixed Conversion Price, (vi) on each trading day during the Measuring Period the average daily volume traded exceeded $500,000, and (vii) there is no limitation on conversion under the terms of Notes. In addition, any Payment Date and the amount payable to the holder of a Note on any such Payment Date may be modified from time to time upon mutual written consent of NioCorp and such holder.

Pursuant to the terms of the Notes, to the extent a holder is a party to Yorkville Equity Facility Financing Agreement, for so long as any amount remains outstanding under such holder’s Note, the amount of cash received by the Company as payment from such holder in respect of an Advance (as defined in the Yorkville Equity Facility Financing Agreement) is subject to a right of offset, exercisable in such holder’s sole discretion, against an equal amount of principal, accrued and unpaid interest, if any, and other amounts that have become due and payable under the Note, not to exceed $1.512 million in any calendar month.

The Notes may also be redeemed at NioCorp’s option at any time and from time to time over their term at a redemption price equal to the principal amount being redeemed, plus the Payment Premium, plus accrued and unpaid interest, if any, as of the redemption date.

The Notes contain events of default customary for instruments of their type (with customary grace periods, as applicable) and provide that, upon the occurrence of an event of default arising from certain events of bankruptcy or insolvency with respect to NioCorp, all outstanding Notes will become due and payable immediately without further action or notice. If any other type of event of default occurs and is continuing, then any holder may declare all of its Notes to be due and payable immediately.

Pursuant to a global guaranty agreement, dated as of April 11, 2024, among ECRC and 0896800 B.C. Ltd. (together with ECRC, the “Guarantors”), the Guarantors guaranteed the full, prompt and unconditional payment when due (whether at maturity, by acceleration or otherwise), and the performance of all liabilities, agreements and other obligations of NioCorp to the Purchasers contained in the Notes and the Purchase Agreement, to the extent such liabilities, agreements and obligations are payable in cash.

April 2024 Warrants

On April 12, 2024, in connection with the closing of the April 2024 Private Placement, the Company issued to the Purchasers, in proportion to the aggregate principal amount of Notes issued to each Purchaser, April 2024 Warrants to purchase the April 2024 Warrant Shares, which is equal to 25% of the aggregate principal amount of Notes issued to the Purchasers divided by the April 2024 Exercise Price, subject to any adjustment to give effect to any stock dividend, stock split or recapitalization.

The terms of the April 2024 Warrants restrict the exercise of the April 2024 Warrants by a holder if such an exercise would cause such holder to exceed certain beneficial ownership thresholds in NioCorp.

The April 2024 Warrants will be exercisable, in whole or in part, but not in increments of less than $50,000 aggregate April 2024 Exercise Price (unless the remaining aggregate April 2024 Exercise Price is less than $50,000), at any time on or before April 12, 2027. Holders of the April 2024 Warrants may exercise their April 2024 Warrants, at their election, by paying the April 2024 Exercise Price in cash or on a cashless exercise basis, if at any time there is no effective registration statement or prospectus available for the resale of the underlying Common Shares or an event of default under the Notes has occurred and is continuing.

The April 2024 Warrants are subject to adjustment for any stock dividend or other distribution, stock split, reverse stock split or recapitalization

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Description of Warrants

General

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the Warrants that we may offer under this prospectus. While the terms we have summarized below will apply generally to any Warrants that we may offer under this prospectus, we will describe the particular terms of any series of Warrants in more detail in the applicable prospectus supplement. The terms of any Warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of Warrant agreement or Warrant indenture, which may include a form of Warrant certificate, that describes the terms of the particular series of Warrants we are offering before the issuance of the related series of Warrants. The following summary of material provisions of the Warrants and the Warrant agreements and the Warrant indentures are subject to, and qualified in their entirety by reference to, all the provisions of the Warrant agreement or Warrant indenture, and Warrant certificate, applicable to a particular series of Warrants. We urge you to read the applicable prospectus supplement related to the particular series of Warrants that we sell under this prospectus, as well as the complete Warrant agreements, Warrant indentures and Warrant certificates that contain the terms of the Warrants.

We will describe in the applicable prospectus supplement the terms relating to Warrants being offered including:

•	the offering price and aggregate number of Warrants offered;
•	if applicable, the number of Warrants issued with each Common Share being issued;
•	if applicable, the date on and after which the Warrants and the related Common Shares will be separately transferable;
•	the number of Common Shares purchasable upon exercise of one Warrant and the price at which these Common Shares may be purchased upon such exercise;
•	the terms of any rights to redeem or call the Warrants;
•	any provisions for changes to or adjustments in the exercise price or number of Common Shares issuable upon exercise of the Warrants;
•	the dates on which the right to exercise the Warrants will commence and expire;
•	the manner in which the Warrant agreements, Warrant indentures and Warrants may be modified;
•	federal income tax consequences of holding or exercising the Warrants, if material; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the Warrants.

Before exercising their Warrants, holders of Warrants will not have any of the rights of holders of the Common Shares purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up of our affairs or to exercise voting rights, if any.

Exercise of Warrants

Unless we otherwise specify in the applicable prospectus supplement, each Warrant will entitle the holder to purchase one Common Share at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the Warrants may exercise the Warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement, and after the close of business on the expiration date, unexercised Warrants will become void.

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Holders of the Warrants may exercise the Warrants by delivering the Warrant certificate representing the Warrants to be exercised together with specified information, and paying the required amount to the Warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We intend to set forth in any Warrant agreement or Warrant indenture and in the applicable prospectus supplement the information that the holder of the Warrant will be required to deliver to the Warrant agent.

Upon receipt of the required payment and any Warrant certificate or other form required for exercise properly completed and duly executed at the corporate trust office of the Warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the Common Shares purchasable upon such exercise. If fewer than all of the Warrants represented by the Warrant or Warrant certificate are exercised, then we will issue a new Warrant or Warrant certificate for the remaining amount of Warrants. If we so indicate in the applicable prospectus supplement, holders of the Warrants may surrender securities as all or part of the exercise price for Warrants.

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Description of Units

As specified in the applicable prospectus supplement, we may issue units consisting of one or more of the following: Common Shares, Warrants or any combination of such securities. The applicable prospectus supplement will describe:

•	the terms of the units and of any of our Common Shares or Warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;
•	a description of the terms of any unit agreement governing the units;
•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and
•	if applicable, a discussion of any material federal income tax considerations.
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Plan of Distribution

We may sell the securities from time to time in one or more transactions:

•	through one or more underwriters or dealers;
•	directly to purchasers, including our existing shareholders in a rights offering;
•	through agents; or
•	through a combination of any of these methods of sale.

We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed from time to time;
•	market prices prevailing at the time of sale;
•	prices related to prevailing market prices; or
•	negotiated prices.

We will describe the method of distribution of each series of securities in the applicable prospectus supplement.

We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the underwriters’ obligations in the related supplement to this prospectus.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers as their agents in connection with the sale of the securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by underwriters, dealers or agents may be treated as underwriting discounts and commissions. Each prospectus supplement will identify any underwriter, dealer or agent, and describe any compensation received by them from us. We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases of our securities for the period of their appointment or to sell our securities on a continuing basis.

Underwriters

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in any prospectus supplement naming any such underwriter.

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Direct Sales

We may also sell securities directly to one or more purchasers without using underwriters or agents. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation.

Trading Markets and Listing of Securities

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our Common Shares, which are listed on The Nasdaq Global Market. We may elect to list any other class or series of securities on any exchange or market, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

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Legal Matters

The validity of the securities in respect of which this prospectus is being delivered will be passed upon for us by Blake, Cassels & Graydon LLP, Vancouver, British Columbia, Canada, relating to matters of British Columbia or Canadian law, and Jones Day, relating to matters of New York or U.S. federal law. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

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Experts

The consolidated financial statements of NioCorp Developments Ltd. as of June 30, 2023 and 2022 and for each of the three years in the period ended June 30, 2023, incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding NioCorp Developments Ltd.’s ability to continue as a going concern.

The financial statements of GX Acquisition Corp. II as of December 31, 2022 and 2021 and for the years ended December 31, 2022 and 2021, have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their report (which contains an explanatory paragraph relating to substantial doubt about the ability of GX Acquisition Corp. II to continue as a going concern as described in Note 1 to GXII’s financial statements), and are incorporated by reference in this prospectus and in the registration statement of which this prospectus is a part have been so incorporated in reliance on such report given upon such firm as experts in auditing and accounting.

The technical report summary for the Elk Creek Project prepared in accordance with subpart 1300 of Regulation S-K (the “S-K 1300 Elk Creek Technical Report Summary”), which is incorporated by reference in this prospectus, and the information summarized or quoted from the S-K 1300 Elk Creek Technical Report Summary included or incorporated by reference in this prospectus have been so included or incorporated by reference with the consent of the following qualified persons, as such term is defined in Item 1300 of Regulation S-K, who prepared the S-K 1300 Elk Creek Technical Report Summary and reviewed and approved such information summarized or quoted therefrom included or incorporated by reference in this prospectus: Dahrouge Geological Consulting USA Ltd.; Understood Mineral Resources Ltd.; Optimize Group; Tetra Tech; Adrian Brown Consultants Inc.; Metallurgy Concept Solutions; Magemi Mining Inc.; L3 Process Development; Olsson; A2GC; Scott Honan, M.Sc, SME-RM, NioCorp; Cementation; Mahmood Khwaja, P.E., CDM Smith; and Wynand Marx, M.Eng, BBE Consulting. A matrix of the sections of the S-K 1300 Elk Creek Technical Report Summary for which each qualified person is responsible is included in the S-K 1300 Elk Creek Technical Report Summary. Except for Scott Honan, none of the qualified persons is affiliated with NioCorp. Mr. Honan is the Chief Operating Officer of NioCorp.

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           Common Shares
          Pre-Funded Warrants to Purchase up to           Common Shares

PRELIMINARY PROSPECTUS SUPPLEMENT

Maxim Group LLC

          , 2025